Exhibit 10.4

SERVICES AGREEMENT

This Services Agreement is made and entered into as of September 18, 2001, with an effective date of December 1, 2000 (“Effective Date”), between IndyMac Bank F.S.B., of 155 N. Lake Avenue, Pasadena, California 91101 (“Client”), and Card Management Corporation, an Indiana corporation, of One Riverfront Place, Evansville, Indiana 47708 (“CMC”).

Article 1. EXHIBITS

The following exhibits are incorporated by reference into this Agreement:

Exhibit A, Services
Exhibit B, Payment
Exhibit C-1, Performance Guidelines for Non-Collection Services
Exhibit C-2, Collection Procedures and Performance Guidelines for Collection Services
Exhibit D, Form Participation Agreement
Exhibit E-1, Empowerment Policy (Customer Services)
Exhibit E-2, Intentionally Omitted
Exhibit E-3, Intentionally Omitted
Exhibit F, Responsibilities of Client
Exhibit G, Glossary

If any or all of Exhibits C-2, E-2 or E-3 are inapplicable to this Agreement, the same shall be attached in blank and labeled “Intentionally Omitted.”

Article 2. SERVICES

          2.1 Services. CMC shall provide to Client the Customer Services and Client Services and shall perform the empowered actions in Exhibit E-1. CMC shall, through its Service Agreement with FDR, provide Processing Services. If Exhibit C-2 is not intentionally omitted, CMC shall provide Collection Services to Client. Client hereby authorizes CMC to provide the additional services and to take the actions set forth in whichever of Exhibits E-2 and E-3 are not intentionally omitted. The foregoing services shall be referred to collectively as the Services. CMC shall assign to Client a Client Account Executive (CAE) for daily communication between Clients Authorized Representatives and CMC. Except as otherwise expressly provided in this Agreement, CMC shall be responsible for providing the facilities, personnel and other resources necessary to provide the Services and shall maintain internal controls over its operations.

          2.2 Compliance with Laws. Subject to the limitations in this Section 2.2 and in paragraph 5 of Exhibit F regarding written materials, CMC shall perform Services hereunder in compliance with: (i) the Rules of any applicable Card Associations; and (ii) all Requirements of Law applicable to the Services, including, with respect to the provision of Collection Services hereunder, the Fair Debt Collection Practices Act (“FDCPA”) (to the extent the same is applicable to such Collection Services) and the United States Bankruptcy Code (“the Code”) (the Rules, the Requirements of Law applicable to the Services, the FDCPA and the Code collectively referred to as the “CMC Laws”). Notwithstanding anything to the contrary in this Agreement, any act or omission by CMC which is represented by or in accordance with: (i) Client’s PCF settings or other System settings; (ii) the form, content and triggering parameters of Computer Letters, Cardholder Account statements and other written materials provided to Cardholders; or (iii) the written or verbal instruction of Client, shall in no event be deemed a negligent act of omission by CMC or a breach of this Agreement for failure to comply with CMC Laws. In the event CMC believes that any written materials or any verbal or written instruction from Client is in violation of a Rule or a Requirement of Law, CMC shall notify Client. If Client nevertheless requests in writing that CMC use such written material or comply with such instruction (“Client Request”), CMC shall comply with such Client Request, subject to the provisions of Section 6.2.

          2.3 Performance Standards.

          (a) Performance Guidelines, Other Standards. As to those Services for which a Performance Guideline is set forth in Exhibit C-1 or C-2, CMC shall perform such Services in compliance with such Performance Guidelines. Any failure(s) of performance which occurs before the tolerance in a Performance Guideline has been exceeded or which does not constitute a Non-Performance Event shall not be deemed a negligent act by CMC or breach of this Agreement for failure to comply with Performance Guidelines. As to all other Services, CMC shall perform such Services in accordance with the average levels of timeliness and accuracy achieved by other providers of similar services, including Card Issuers and Acquirers. CMC shall correct or cause to be corrected within a reasonable period of time any data processing or other billing errors of which CMC has knowledge that occur in the performance of the Services. Such correction shall be performed at no additional expense to Client; provided, however, that CMC’s reasonable expenses incurred in performing the correction shall be applied against the annual aggregate limit of liability of CMC to Client set forth in Section 7.1.

          (b) Problem Analysis. If CMC fails to meet any Performance Guideline and Client requests an analysis in writing, CMC shall (i) investigate and report on the causes of the problem; and (ii) use reasonable efforts to correct the problem and to begin meeting the Performance Guidelines as soon as practicable. Client’s failure to request an analysis of any failure of a Performance Guideline shall not be deemed a waiver by Client, for any purpose under this Agreement, of such failure the Performance Guideline.

          (c) Improvements to Services. In the event CMC plans to offer to any of its Clients an improvement in the quality of its Services over the Services offered as of the date of this Agreement, CMC shall make such improvement available to Client, provided Client agrees to any associated price increase.

          2.4 License to System. CMC hereby grants to Client and its Affiliates a non-exclusive, worldwide and unlimited right and license to access and use the System in furtherance of its business purposes in connection with the receipt of Services under this Agreement.

          2.5 Delegation of Responsibility. CMC shall not subcontract or otherwise delegate any of its main business functions under this Agreement to any Third-Party Service Provider or any other third party without the prior written consent of Client, which consent cannot be unreasonably withheld. Notwithstanding the provision of any such consent, CMC shall (i) remain responsible for its obligations performed by any Third-Party Service Provider (other than FDR) to the same extent as if such obligations were performed by CMC s employees, and (ii) cause all such Third-Party Service Providers (other than FDR) to agree to and abide by the terms of this Agreement. CMC shall have no liability to Client, under any theory, for any act or omission by FDR taken in connection with the Services provided hereunder, and no such occurrence shall be deemed the negligence of CMC or a breach of this Agreement; provided, however, that CMC shall be fully responsible and accountable to Client for enforcing all material aspects of the Service Agreement dated January 22, 1996, as amended, between CMC and FDR (“CMC/FDR Service Agreement”).

Article 3. CLIENT RESPONSIBILITIES

          Client shall pay CMC the Service Fees and other fees and charges in accordance with Exhibit B. Client retains all responsibilities of operating its Home Equity Line of Credit (HELOC) program which are not expressly assumed by CMC hereunder, including those set forth in Exhibit F. Notwithstanding the foregoing, CMC s right to early terminate this Agreement as the result of a breach by Client of its obligations hereunder shall be limited and conditioned as set forth in Section 10.1(b).

Article 4. SCOPE OF RELATIONSHIP

          4.1 Non-Exclusive Relationship. Client will not, during the term of this Agreement, as to Client’s HELOC program, obtain any services which are available from CMC from any other provider of similar services, including Client or any of Client’s Affiliates, or obtain Processing Services directly from FDR. Nothing in this Agreement shall be construed as a requirements contract, other than as to Client’s HELOC program. Notwithstanding anything to the contrary contained herein, this Agreement shall not be interpreted to prevent Client from obtaining from third parties, or providing to itself, any or all of the services described in this Agreement, other than as to Client’s HELOC program.

          4.2 Option to Transfer Accounts. Client agrees that it shall notify CMC in writing of the terms under which it decides to transfer any portion of its Accounts processed under this Agreement, as soon as such terms are established. Upon such notification, Client may, at its sole discretion, grant CMC a right of first refusal for sixty (60) days from such notice to identify another financial institution or client of CMC which is interested in purchasing such Accounts, on terms yielding a reasonably equivalent or greater economic benefit to Client, and Client shall allow CMC a reasonable period thereafter to complete the sale and conversion of such Accounts to such Person. The Termination Fee shall not apply to whatever portion of such Accounts CMC is able to convert to such Person. Client may transfer any portion of the Accounts to its Affiliate provided that such Affiliate agrees to enter a written joinder agreement with CMC, agreeing to all terms of this Agreement; however, Client shall not be released from its obligations hereunder by virtue of such transfer. The parties acknowledge and agree that Client may, from time to time after the date of this Agreement, securitize some or all of the Accounts with various investors. The parties agree that securitization of the Accounts shall be permitted under the terms of this Agreement and shall not trigger the foregoing right of first refusal.

Article 5. CONFIDENTIALITY

          5.1 Proprietary Information. Neither Client, CMC, nor any of their Affiliates shall obtain any proprietary rights in any of the other party’s Proprietary Information which may be disclosed at any time, directly or indirectly, to a party or any of their Affiliates. Client, CMC, and their Affiliates agree to return to the appropriate party all Proprietary Information upon the termination of this Agreement.

          5.2 Confidentiality. Both parties agree to maintain and to cause their own Affiliates to maintain in strict confidence the other party’s Proprietary Information. Without limiting the generality of the foregoing, Client and CMC agree for themselves and their respective Affiliates:

          (a) Not to disclose or permit any other Person access to the other party’s Proprietary Information, except that such disclosure or access shall be permitted to an Affiliate, agent, professional advisor, external or internal auditor, independent contractor, Card Association or supervisory or regulatory authority of the party or the Affiliate (“Permitted Parties”), solely to the extent required in the course of Permitted Parties’ employment or services.

          (b) To prevent their Permitted Parties from taking any action prohibited under this Article.

          (c) Not to alter or remove any identification, copyright or proprietary rights notice which indicates the ownership or confidential nature of each other’s Proprietary Information.

          (d) Not to use the Proprietary Information to compete against the other party for provision to a third party of any of the services offered by the other party.

          (e) CMC acknowledges that all information and documents disclosed by Client to CMC, or which come to CMC’s attention during the course of its performance of Services under this Agreement, constitute valuable assets of and are proprietary to Client, and also acknowledges that Client has a responsibility to its customers and employees to keep Client’s records and information confidential and proprietary. Therefore, CMC agrees not to disclose, other than as is necessary to perform its obligations under this Agreement, either directly or indirectly, to any Person, firm or corporation, non-public personal information (as that term is defined in the Gramm Leach Bliley Act) of any kind, nature or description concerning matters affecting or relating to the business of Client unless the information is already in the public domain. Further, CMC shall establish and maintain an information security program designed to: ensure the security and confidentiality of non-public personal information supplied by Client; protect against any anticipated threats or hazards to the security or integrity of such information; and protect against unauthorized access to or use of such information that could result in substantial harm or inconvenience to Client. The provision of this subsection 5.2(e) shall survive termination of this Agreement.

          5.3 Exclusions. Nothing in this Article shall apply to information or data identical or similar to that contained in the other party’s Proprietary Information which:

          (a) that party rightfully possessed without restrictions on its disclosure, as evidenced by written documentation, before it received the information from the other party; or

          (b) has become publicly available through no fault of that party or its Permitted Parties; or

          (c) is subsequently furnished rightfully to that party by a third party (no Affiliate of Client or CMC shall be considered to be a third party) not known to that party (without any reasonable basis for that party’s belief to the contrary) to be under restrictions on use or disclosure; or

          (d) is independently developed by an employee, agent or contractor of such party without knowledge of or any use of or access to any Proprietary Information; or

          (e) is required to be disclosed by law, regulation or court order, provided that the disclosing party will notify the other party prior to disclosure, if permitted by such law, regulation or court order.

          5.4 Use of Client Data. CMC shall keep all of the Client Data strictly confidential and shall not utilize any Client Data for any purpose other than that of rendering the Services under this Agreement. CMC shall not withhold any Client Data as a means of resolving any dispute. None of the Client Data shall be sold, assigned, leased, or otherwise transferred to third parties by CMC or commercially exploited by or on behalf of CMC.

          5.5 Data Security. CMC shall establish and maintain environmental, safety and facility procedures, data security procedures and other safeguards against the destruction, corruption, loss or alteration of the Client Data, and to prevent access, intrusion, alteration or other interference by any unauthorized third parties of the same, that are: (a) no less rigorous than those maintained by CMC for its own information or the information of its customers of a similar nature; and (b) no less rigorous than best practices in the industry. Without limiting the generality of the foregoing, CMC shall: (i) maintain applicable equipment and software in physically secure premises protected at least by fire and flood protection and access controlled doors; (ii) utilize industry-accepted virus and intrusion checking software and firewalls; and (iii) limit access to the Client Data to only those of CMC’s employees and agents who need such access for the provision of the Services. CMC shall immediately inform Client when CMC has reason to believe that any unauthorized access to Client Data has occurred.

          5.6 Data Backup. Client acknowledges receipt and approval of a copy of CMC’s disaster recovery contract with ComDisco. CMC shall, throughout the term of this Agreement, maintain in force a substantially similar contract with a provider of disaster recovery services. CMC shall correct, at Client’s request and sole discretion, any destruction, loss or alteration of any data or information caused by CMC or any CMC personnel. Such correction shall be performed at no additional expense to Client; provided, however,, that CMC’s reasonable expenses incurred in performing the correction shall be applied against the annual aggregate limit of liability of CMC to Client set forth in Section 7.1.

          5.7 Data Segregation. CMC shall maintain procedures to logically segregate Client Data from CMC’s data and data belonging to CMC’s other customers (and the data associated with individual Customers from each other), which procedures shall be subject to Client’s review and approval.

          5.8 Audit Rights. Upon Client’s written request, CMC shall provide Client or Client’s external auditors with access to all or any portion of any CMC facility (and any facility of any Third-Party Service Provider) or any of the Client Data in CMC’s possession as is necessary for Client’s external auditor to conduct audits from time to time. If requested by Client, CMC shall provide to such external auditors any assistance that they might reasonably require in connection with such audits. Client shall receive a copy of CMC’s SAS70 report upon completion of each such report, which reports shall be performed on a reasonable periodic basis. Subject to Client’s approval, CMC shall make all reasonable changes requested by, and take any other reasonable action necessitated by, any such audit or examination. CMC shall provide Client with documentation regarding resolution of any deficiency disclosed in an audit referred to in this Section 5.8. Client agrees that costs incurred by CMC for such audits shall be reimbursed to CMC.

          5.9 Access to System. The parties acknowledge that certain System features allow certain of Client’s Proprietary Information to be accessed by Client and the public via touch tone phones, personal computer, or other access methods, such that unauthorized Persons could access such information. The parties agree that neither party shall be liable to the other party under this Agreement for unauthorized use of or access to the System by unauthorized Persons, except to the extent such access results from a party’s breach of this Agreement.

          5.10 Use of Marks. CMC agrees that without Client’s prior written consent, CMC shall not use the names, service marks, trademarks and/or logos of Client or any of its Affiliates.

          5.11 Remedy. The parties agree that, in the event of any breach of this Article 5, the non-breaching party will suffer irreparable harm and the total amount of monetary damages for any injury to the non-breaching party will be impossible to calculate and will therefore be an inadequate remedy. Accordingly, the parties agree that the non-breaching party shall be entitled to temporary and permanent injunctive relief against the breaching party, its Affiliates, employees, officers, directors, agents, professional advisors, independent contractors and any Card Association, and all other rights and remedies, including monetary damages, to which the non-breaching party may be entitled at law, in equity and under this Agreement. The breaching party hereby waives its right to require the party seeking the injunction to post a bond in support of its application for an injunction.

Article 6. INDEMNIFICATION

          6.1 Indemnification by CMC. CMC shall indemnify and hold harmless Client and its Affiliates, and their respective officers, directors, employees, successors and permitted assigns (Client Group Members) from and against any and all claims, liabilities, losses and damages, including reasonable attorney fees and costs and costs of settlement (hereinafter, collectively, “Losses”), arising out of, or resulting from: (i) the breach of this Agreement by CMC or its Third-Party Service Providers (other than FDR and others with whom Client has contracted directly); (ii) the breach by CMC of its agreement with FDR; (iii) any infringement or misappropriation of any patent, copyright, trade secret, trademark or other intellectual property right of any third party caused or alleged to have been caused by any portion of the System or other Proprietary Information provided to any Client Group Member or used by CMC or its Third Party Service Providers (other than FDR and others with whom Client has contracted directly) in the performance of the Services, except to the extent any such infringement or misappropriation is caused by (1) modifications to the System or CMC Proprietary Information made by Client without the approval of CMC, or (2) CMC’s compliance with detailed technical or design specifications provided by Client; and (iv) any acts of intentional tortious conduct by CMC or any of its Third Party Service Providers (other than FDR and others with who Client has contracted directly).

          6.2 Indemnification by Client. Client shall indemnify and hold harmless CMC and its officers, directors, employees, successors and permitted assigns (CMC Group Members) from and against any Losses arising out of, or resulting from (i) the breach of this Agreement by Client or its agents; (ii) the breach by Client of its agreement with FDR; (iii) any suit, claim or demand brought by any third party against CMC to the extent relating to the conduct of Client’s business and not relating to any negligence, breach of this Agreement or other act or omission of CMC, its employees, agents or contractors; (iv) CMC’s compliance with Client Requests; and (v) any acts of intentional tortious conduct by Client or its agents.

          6.3 Claims Period. Subject to the provisions of paragraphs 4 and 11 of Exhibit F, any claim for indemnification (Indemnification Claim) under this Agreement must be made by notice, from the Person asserting the indemnification right (Indemnified Party) to the Person obligated to provide indemnification (Indemnifying Party), provided prior to the earliest of:

          (a) Ninety (90) days after receipt by the Indemnified Party of notice of a claim, suit or proceeding made or filed by a third party (Third Party Claim) upon which the Indemnification Claim is based;

          (b) One-hundred twenty (120) days after the date any employee or agent of the Indemnified Party first becomes aware of the event giving rise to the Indemnification Claim; or

          (c) If the event giving rise to the Indemnification Claim was discoverable through review of an RMS report, one-hundred twenty (120) days after the date any employee or agent of the Indemnified Party should have (employing a level of diligence customary in the industry) become aware of the event, but in no case later than one-hundred fifty (150) days after the date of the event; provided however, that if such event was not discoverable through review of an RMS report, the claims period shall be one-hundred fifty (150) days after the date of the event giving rise to the Indemnification Claim; or

          (d) One-hundred twenty (120) days after the final Deconversion Date under this Agreement.

If notice complying with the requirement of Section 6.4 is not provided within such time limits, the claimant’s recovery shall be limited to the amount of (i) the Indemnification Claim which had accrued as of the applicable notice deadline, plus (ii) that additional amount which the claimant demonstrates would have accrued even if the claimant had provided notice within such time limit. Notwithstanding the foregoing, in the event notice complying with the requirements of Section 6.4 is not provided within the time limit in Section 6.3(d), no Indemnification Claim may be made and such event shall not be indemnifiable hereunder or be considered a breach of this Agreement.

          6.4 Notice of Indemnification Claim. Notice of an Indemnification Claim must be in writing and include a description and supporting documentation of the event giving rise to the Indemnification Claim.

          6.5 Third Party Claims.

          (a) Election to Defend, Selection of Counsel. The Indemnifying Party, within thirty (30) days (or such shorter period as is required to avoid any prejudice in the Third-Party Claim) after receipt of notice of a Third-Party Claim from the Indemnified Party, may elect to defend, compromise, or settle the Third-Party Claim at its expense. If the Indemnifying Party elects to defend, compromise or settle the Third-Party Claim, the Indemnified Party may participate therein; however, notwithstanding anything to the contrary herein, the Indemnifying Party shall not bear the attorney fees and expenses of the Indemnified Party incurred either before or after such election unless such fees were reasonably incurred by the Indemnified Party, prior to such election, to avoid prejudice in the Third-Party Claim. The Indemnified Party shall provide to the Indemnifying Party all information, assistance and authority reasonably requested in order to evaluate any Third-Party Claim and effect any defense, compromise or settlement.

          (b) Settlement of Claims. In any Third-Party Claim, the defense of which the Indemnifying Party shall have assumed, the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to a matter for which indemnification may be sought in excess of One Thousand Dollars ($1,000.00) without the consent of the Indemnifying Party. The Indemnifying Party will not consent to the entry of any judgment or enter into any settlement affecting the Indemnified Party (i) unless it assumes the obligation to indemnify for all Losses arising from the same; or (ii) to the extent that the judgment or settlement seeks any non-monetary relief, without the written consent of the Indemnified Party.

          6.6 Indemnification Payments. Subject to the next sentence and except as provided in subsection 7.1(b) hereof, indemnifiable Losses shall be net of any recoveries received by the Indemnified Party from any third Persons, including Customers or FDR, which recoveries are directly and solely attributable to the event which gave rise to the Indemnification Claim. If, by virtue of having been indemnified under this Agreement, an Indemnified Party has been reimbursed in full for its Losses, such Indemnified Party, promptly upon receipt, shall reimburse the Indemnifying Party for any recoveries it receives in excess of full reimbursement. In the case of Client’s Losses arising from funds erroneously loaned to Cardholders, payment by the Cardholder to Client of, or indemnification by CMC for, the principal amount of such funds, and any finance charges accruing on such funds under the terms of the HELOC contract until payment or indemnification in full, shall constitute full reimbursement. Any finance charges accruing on such principal amounts after payment to Client in full or indemnification of Client in full, and any late fees, if paid by or collected from such Cardholder, shall be reimbursed to CMC.

          6.7 Subrogation. Solely to the extent an Indemnifying Party’s payments to an Indemnified Party hereunder are not reimbursed by payments from the Indemnifying Party’s insurance carrier(s), the Indemnifying Party shall be subrogated to any claims or rights of the Indemnified Party as against any other Person with respect to any amount paid by the Indemnifying Party. The Indemnified Party shall cooperate with the Indemnifying Party, at the Indemnifying Party’s expense, in the assertion by the Indemnifying Party of any such claim against such other Persons. Specifically, Client hereby authorizes CMC, to the extent legally permissible, to enforce Client’s rights of recovery against Client’s Customers by means of the System, in Client’s name and using Client’s forms, including billing of Client’s Cardholders; provided, however, that CMC shall not bring suit against Client’s Customers in Client’s name for purposes of exercising CMC’s subrogation rights hereunder and provided further that CMC shall indemnify and hold Client harmless from and against any and all Losses arising out of, or resulting from, any such exercise by CMC of Client’s rights of recovery against its Customers. The indemnification and hold harmless obligation of CMC set forth in the preceding sentence shall not be subject to any of the limitation of liability provisions of Article 7. Client further agrees to bring suit, at CMC’s expense, in its own name against a Cardholder for collection of any unpaid Account balances for which CMC has indemnified Client hereunder, if, and in the manner that, such a suit would otherwise be initiated against such Cardholder in the normal course of Client’s customary collection procedures.

          6.8 Insurance.

          (a) Requirements. CMC agrees to keep in full force and effect and maintain at its sole cost and expense the following policies of insurance (“Insurance Policies”) during the term of this Agreement:

(1)	Workers’ Compensation and Employer’s Liability Insurance:

	(i)	Statutory Worker’s Compensation including occupational disease in accordance with the law; and

	(ii)	Employer’s Liability Insurance with minimum limits of $1,000,000 per occurrence.

(2)

Commercial General Liability Insurance (including contractual liability insurance) providing coverage for bodily injury and property damage with combined single limits of not less than $2,000,000 per occurrence and Excess Liability in an amount not less than $5,000,000 per occurrence.

(3)

Professional Liability and Errors and Omissions Liability Insurance covering acts, errors, omissions and machine malfunctions arising out of CMC’s operations or Services in an amount not less than $10,000,000 per occurrence.

(4)

Employee Dishonesty and Computer Fraud Insurance covering losses arising out of or in connection with any fraudulent or dishonest acts committed by personnel of CMC or its Third-Party Service Providers, acting alone or with others, in an amount not less than $1,000,000 per occurrence.

          (b) Approved Companies. All Insurance Policies shall be procured from insurance companies having policy holder ratings no lower than “A” and financial ratings not lower than “XII” in the then-current Best’s Insurance Guide.

          (c) Endorsements. CMC’s Professional Liability and General Liability insurance policies shall name Client as an additional insured for any and all liability arising at any time in connection with CMC’s performance under this Agreement. CMC’s Fidelity Bond shall name Client as a loss payee. CMC shall obtain such endorsements to its policy or policies of insurance as are necessary to cause the policy or policies to comply with the requirements stated herein. Notwithstanding Client’s status as an additional insured or loss payee under any of the Insurance Policies, Client and CMC agree that Client shall not, except to the extent set forth in Section 7.1(a), file a claim directly with any of CMC’s insurance carriers.

          (d) Certificates. CMC shall provide Client with certificates of insurance evidencing compliance with this Section 6.8 (including evidence of renewal of insurance) signed by authorized representatives of the respective carriers for each year that this Agreement is in effect. Each certificate of insurance shall include a statement that the issuing company shall endeavor to provide Client notice simultaneously with notice to CMC of any cancellation or non-renewal of the insurance afforded under the above policies.

          (e) No Implied Limitation. The obligation of CMC to provide the insurance specified herein shall not limit in any way any obligation or liability of CMC provided elsewhere in this Agreement.

          (f) Insurance Subrogation. With respect to insurance coverage to be provided by CMC pursuant to Sections 6.8(a)(1), (2) and (3), the applicable Insurance Policies shall provide that the insurance companies waive all rights of subrogation against Client and its subsidiaries, affiliates, officers, directors, agents, servants and employees.

Article 7. LIMITATION OF LIABILITY

          7.1 Limitation of Liability.

          (a) Except as set forth below and as provided in subsection 7.1(b), the aggregate liability of each party in each Annual Period, for any and all claims against such party arising in such Annual Period (Indemnification Claims shall be deemed to arise in the Annual Period during which notice thereof is first provided to the Indemnifying Party) in respect to this Agreement or the Services to be provided hereunder (including but not limited to claims for indemnification of Third-Party Claims) shall not exceed six (6) times the Average Monthly Service Fees owed to CMC pursuant to this Agreement. Notwithstanding the foregoing, the limitation of liability of CMC for Special Claims brought by Client in connection with this Agreement shall be, for each such Special Claim: (i) the remainder of the aggregate cap set forth in the preceding sentence for the Annual Period in which the Special Claim arises plus (ii) any and all amounts that are actually recovered under the applicable Insurance Policies and which are allocable to such Special Claim. To the extent any such Special Claim exceeds the remainder of the aggregate cap set forth in the first sentence for the Annual Period in which the Special Claim arises, Client shall have the right to proceed directly against CMC’s insurance carrier(s) under the applicable Insurance Policie(s) under which Client is named as an additional insured, provided Client provides CMC reasonable advance written notice of its intention to so proceed.

          “Special Claim” shall mean any claim by Client against CMC (including any right of Client to claim indemnification hereunder) arising out of or resulting from:

(1)	a breach by CMC of Section 2.2 of this Agreement;

(2)	a breach by CMC of Article 5 of this Agreement;

(3)	any infringement or misappropriation claim to the extent covered by Section 6.1(iii);

(4)	any acts of intentional tortious conduct by CMC or any of its Third Party Service Providers (other than FDR and others with who Client has contracted directly); or

(5)

a claim against Client by any third party for damage to any tangible personal property, bodily injury or death caused by the acts or omissions of CMC or any of its Third Party Service Providers (other than FDR and others with who Client has contracted directly).

          For purposes of this subsection 7.1(a) only, “Average Monthly Service Fees” shall be determined only once during each Annual Period and shall be determined as follows. If this Agreement has been in effect for twelve (12) months or more at the time of determination, “Average Monthly Service Fees” means the average of the monthly Service Fees (excluding those Service Fees attributable to Processing Fees charged by or paid to FDR) owed to CMC hereunder for the twelve (12) calendar months prior to the month in which the event first occurs, which event gives rise to the first claim arising in such Annual Period. For example, in the event the first of multiple claims raised by the Client in the 2002 Annual Period arises from an event which first occurred in June 2002, the foregoing aggregate limit of CMC’s liability to Client in the 2002 Annual Period would be six (6) times the average of the monthly Service Fees (excluding those Service Fees attributable to Processing Fees charged by or paid to FDR) owed to CMC hereunder for the twelve (12) calendar months prior to June 2002. If this Agreement has been in effect for less than twelve (12) months at the time of such determination, then “Average Monthly Service Fees” means the highest monthly total of Service Fees (excluding those Service Fees attributable to Processing Fees charged by or paid to FDR) which has been owed to CMC hereunder prior to and including the month in which such determination is made.

          (b) Each party shall enforce to the fullest extent practicable any provision of their respective contracts with FDR for the other party’s benefit and provide to the other party all reasonable assistance in seeking indemnification or other recovery from or enforcing performance by FDR of its obligations to each party under FDR’s agreements with each party. If either party obtains any recovery from FDR for Losses incurred by the other party, that party shall pay such recovery to the other promptly upon receipt, less any amounts already payed by that party to the other as an advance against amounts subsequently paid to the other by FDR. Any amounts due to CMC from Client under any provision of this Agreement (as any such obligation may be limited under subsection 7.1 (a) hereof), shall be due in addition to, and not in lieu of, all Service Fees due hereunder from Client to CMC.

          7.2 Limitation of Theories, Damages. IN NO EVENT SHALL ANY PARTY TO THIS AGREEMENT BE LIABLE UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY, FOR ANY LOST REVENUES OR PROFITS, EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, EACH OF WHICH IS HEREBY PRECLUDED AND WAIVED BY AGREEMENT OF THE PARTIES, REGARDLESS OF WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS SECTION 7.2, THIS SECTION 7.2 SHALL NOT LIMIT ANY CLAIM BY ANY PARTY HEREUNDER FOR

INDEMNIFICATION FOR PUNITIVE OR CONSEQUENTIAL DAMAGES OWING TO A CARDHOLDER. AN ACTION TO RECOVER DIRECT DAMAGES FOR BREACH OF THIS AGREEMENT SHALL BE THE EXCLUSIVE REMEDY BETWEEN CLIENT AND CMC. NOTHING HEREIN SHALL BE CONSTRUED TO PREVENT CMC FROM COMMENCING AN ACTION AGAINST CLIENT FOR COLLECTION OF ANY FEES OR COSTS DUE HEREUNDER.

Article 8. DISCLAIMER OF WARRANTIES

          CMC AND CLIENT HEREBY AGREE THAT CMC’S OBLIGATIONS TO CLIENT ARE FOR THE PROVISION OF SERVICES, THAT THIS AGREEMENT IS A SERVICE AGREEMENT FOR PURPOSES OF THE UCC AND THAT THE PROVISIONS OF THE UCC SHALL THEREFORE NOT APPLY TO THIS AGREEMENT. IN THE EVENT THE UCC IS FOUND APPLICABLE TO THIS AGREEMENT, CMC SPECIFICALLY DISCLAIMS ALL WARRANTIES (OTHER THAN THOSE EXPRESSLY SET FORTH HEREIN) OF ANY KIND, EXPRESS OR IMPLIED, ARISING OUT OF OR RELATED TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES.

Article 9. TERM

          This Agreement shall become effective upon the Effective Date hereof, shall remain in effect for an initial term of sixty (60) months following the Effective Date (Initial Term), and shall automatically renew for successive renewal terms of thirty (30) months each (Renewal Term).

Article 10. TERMINATION

          10.1 Termination. This Agreement may be terminated:

          (a) By notice from either party to the other party not less than six (6) months prior to the date of expiration (Expiration Date) of the then-current Initial Term or Renewal Term. In such event, the Termination Date shall be the Expiration Date;

          (b) By either party, if the other party materially breaches this Agreement (other than a violation of a Performance Guideline by CMC or a failure of Client to pay Service Fees) and such breach is not cured within thirty (30) days after delivery of notice to the breaching party which states the nature of the breach with sufficient particularity to permit the breaching party to identify the breach. In such event, the Termination Date shall be the final day of the applicable cure period;

          (c) By CMC, if Client fails to pay any Service Fees within ten (10) Business Days of receipt of notice that such payment is overdue, or if Client fails to meet its Interchange Settlement obligation within two (2) days of receipt of notice of such failure. In such event, the Termination Date shall be the date specified in the overdue notice from CMC to Client. CMC shall have the option to, subject to ten (10) Business Days notice to Client, cease providing any or all of the Services hereunder without further demand on or notice to Client, specifically including the right to begin referring Customer phone calls and other Services to Client for handling, until such overdue amounts are paid in full, plus any associated interest, costs, processing or other fees due under Exhibit B;

          (d) By Client, if CMC commits a Failure of Performance Guidelines and Client provides notice to CMC of its intention to terminate as a result thereof within sixty (60) days after Client notifies CMC of the third Failed Month (Non-Performance Termination). In such event, the Termination Date shall be the date of the notice of termination;

          (e) By Client, at its sole option for convenience, by providing no less than six (6) months prior written notice to CMC. In such event, the Termination Date shall be the date of the notice of termination;

          (f) By CMC, at its sole option, after notice to Client, if FDR should stop providing services to CMC or to Client that are necessary for CMC to properly perform Services under this Agreement, so long as such cessation of services is not due to CMC’s breach of its agreement with FDR and CMC promptly provides Client with copies of all notices from FDR concerning the cessation. In such event, the Termination Date shall be the date of the cessation of FDR’s services; or

          (g) By either party, upon sixty (60) days’ written notice, upon a Change of Control of the other party, in which the Surviving Entity does not maintain, at the time of the Change of Control, a net worth at least as high as Client or CMC, as applicable. “Change of Control” shall mean that either CMC or, in the case of Client, Client’s ultimate parent or any successor thereto (“Parent”), in one transaction or a series of transactions, directly or indirectly, merges or otherwise combines with, acquires, or is acquired by, another Person in a transaction: (i) constituting a merger of equals; or (ii) in which CMC or Parent is not the Surviving Entity. CMC or Parent will not be considered to be the “Surviving Entity” in a merger, combination or acquisition if either the stockholders or the members of the Board of Directors of CMC or Parent immediately prior to the merger, combination or acquisition constitute less than a majority of the stockholders or the Board of Directors resulting from the merger, combination or acquisition, respectively. Notwithstanding the foregoing, no Change of Control shall be deemed to have occurred as to CMC in the event the stock of CMC should be acquired, in one transaction or a series of transactions, by any person or persons who are, at the time of such acquisition, a member of CMC’s management. In such event, the Termination Date shall be the date of the notice of termination.

          10.2 Termination Fee. In the event of the discontinuation of CMC’s provision of the Services to all or any portion of the Accounts prior to the end of the Initial Term or any Renewal Term of this Agreement, which discontinuation is at the initiation or election of Client (including, but not limited to, a discontinuation due to the sale or transfer of any or all Accounts such that CMC no longer provides the Services to the Accounts) and which discontinuation is due to any reason other than Client terminating this Agreement under subsection 10.1(b), 10.1(d), 10.1(f) or 10.1(g), Client shall pay to CMC, at least sixty (60) days prior to the initially scheduled Deconversion Date, as liquidated damages a “Termination Fee” which shall be the greater of $75,000 or the formula below:

The average monthly Service Fees (attributable to the portion of Accounts to undergo Deconversion or the discrete portion of Services no longer to be provided by CMC) owed to CMC hereunder for the twelve months (or such shorter period for which Cardholder statements have been produced) preceding the earlier of the Termination Date or the date Client notifies CMC of its intention to conduct a Deconversion, shall be multiplied by seventy percent (70%) unless, at the time of calculation, this Agreement has been in effect for less than two (2) years, in which case such multiplier shall be ninety percent (90%). That product shall be multiplied by the number of months (partial months shall be fractionalized), remaining in the then-current Initial Term or Renewal Term following the initially scheduled Deconversion Date (subsequent changes or delays in the Deconversion Date not caused or requested directly by CMC shall not result in a decrease in the Termination Fee).

Notwithstanding the foregoing, no Termination Fee shall be due under this Agreement if any Accounts are transferred to another client of CMC pursuant to Section 4.2, with the result that CMC continues to service such Accounts. The parties agree it would be difficult or impossible to ascertain CMC’s actual damages arising from the events set forth in this Section 10.2. The parties further agree that the Termination Fee set forth above is a reasonable estimation of the actual damages which CMC would suffer if CMC were to fail to provide the full Services for the full Initial Term. Each party acknowledges and agrees, after taking into account all relevant circumstances at the date hereof, that the Termination Fee set forth above represents a reasonable and genuine pre-estimate of the damages which would be suffered in such events and does not constitute a penalty. Moreover, each party acknowledges and agrees that Client’s payment of the Termination Fee shall constitute CMC’s sole and exclusive remedy, and Client’s entire liability, for the discontinuation of CMC’s provision of the Services which resulted in Client’s obligation to pay the Termination Fee. The parties agree that Client’s payment of the Termination Fee shall be in lieu of, and not in addition to, the payment of any Service Fees from Client to CMC for any Services not actually provided by CMC.

          10.3 Post-Expiration Services. Service Fees for any Services performed after the Expiration Date and before the final Deconversion Date will be twenty percent (20%) greater than those rates in effect immediately prior to the end of the then-current Initial or Renewal Term, unless such termination is by Client under the terms of subsection 10.1(b), 10.1(d), or 10.1(e), in which case such Services will be provided, but such twenty percent (20%) price increase shall not take effect.

          10.4 Deconversion. Upon any form of termination of this Agreement, or the transfer of all or any portion of the Accounts such that CMC will no longer be providing Services therefor, a full or partial Deconversion, as applicable, is necessary. If Deconversion is not completed (through no lack of cooperation or postponing of the Deconversion Date by FDR or the nonterminating party) within twelve (12) months from the Termination Date, then any Service Fees (excluding Processing Fees) accruing hereunder after such twelfth month shall be increased by twenty percent (20%) over the rates of fees then in effect, after giving effect to any other rate increases otherwise applicable hereunder during such period. In the event the Termination Fee or the Deconversion Fees are not timely received by CMC (as provided in Exhibit B as to Deconversion Fees), the Deconversion may be canceled or postponed by CMC or FDR.

          10.5 Volume Increases. Unless this Agreement is terminated by Client under subsection 10.1(b) or 10.1(d), in the event Clients monthly statement volume increases by more than ten thousand (10,000) or the number of monthly Merchant transactions increases by more than fifty thousand (50,000) at any time during the period between the occurrence of the Termination Date (or, in the case of a termination under subsection 10.1(a), after Client gives CMC the advance notice referred to in subsection 10.1(a)) and the final Deconversion, Client shall reimburse CMC for any reasonably incurred equipment, training, personnel or other expenses necessitated by Clients increase in volume.

Article 11. DISPUTE RESOLUTION

          11.1 Informal Dispute Resolution. In the event of any dispute between the parties hereto arising out of or relating to this Agreement (Dispute), other than a Billing Dispute, neither party may commence litigation or arbitration regarding the Dispute prior to completion of the following procedure. A representative from each party with authority to bind the respective party to the results of the meeting shall meet at a mutually agreed location to attempt to resolve the Dispute. If, after one (1) eight (8)-hour day of discussion, the Dispute is not resolved, either party may end such informal dispute resolution process. Neither party may commence litigation or arbitration regarding a Billing Dispute prior to completion of the process set forth in Section 6 of Exhibit B.

          11.2 VENUE, GOVERNING LAW. IN THE EVENT ANY JUDICIAL ACTION OR PROCEEDING IS INSTITUTED IN CONNECTION WITH THIS AGREEMENT, THE SAME SHALL BE BROUGHT IN THE EVANSVILLE DIVISION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF INDIANA OR THE VANDERBURGH SUPERIOR COURT OF THE STATE OF INDIANA, IN THE CASE OF ACTIONS INITIATED BY CLIENT, AND IN THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA OR THE SUPERIOR COURT FOR THE COUNTY OF LOS ANGELES, IN THE CASE OF ACTIONS INITIATED BY CMC. AS TO ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE COURTS SPECIFIED IN THE FOREGOING SENTENCE, EACH PARTY WAIVES IN ALL RESPECTS ANY CLAIM THAT THE RELEVANT COURT LACKS PERSONAL JURISDICTION OVER SUCH PARTY OR THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY AGREES THAT SERVICE OF PROCESS IN ACCORDANCE WITH THE LAW OF THE STATE IN WHICH THE ACTION IS VENUED SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE UPON SUCH PARTY. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF IN WHICH THE SUIT, ACTION OR PROCEEDING IS COMMENCED WITHOUT REGARD TO ITS CHOICE OF LAW DOCTRINE.

Article 12. REPRESENTATIONS, WARRANTIES AND COVENANTS

          12.1 CMC’s Representations, Warranties and Covenants. In addition to any other representations, warranties or covenants made herein, CMC represents, warrants and covenants to Client that:

          (a) its is a corporation validly organized and existing under the laws of the State of Indiana;

          (b) it has full power and authority under its organizational documents and the laws of the State of Indiana to execute and deliver this Agreement and to perform its obligations hereunder;

          (c) it has by proper action duly authorized the execution and delivery of this Agreement and when validly executed and delivered, this Agreement shall constitute a legal, valid and binding Agreement of CMC enforceable in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

          (d) the execution and delivery of this Agreement and the consummation of the transaction herein contemplated does not conflict in any material respect with or constitute a breach of its organizational documents or a material breach of default under the terms of any agreements to which it is a party;

          (e) CMC complies and shall comply with the published guidelines and regulations promulgated by the Federal Financial Institutions Examination Council in connection with the identification, renovation and testing of issues and problems relating to the processing of data and the functioning of computers and related equipment before, during and after the year 2000; and

          (f) it has obtained at its own expense, and will maintain at its own expense throughout the term of this Agreement, any necessary consents, permits, licenses or authorities from third parties, whether related to computer hardware, software, networking or telecommunications equipment or otherwise, that are required for CMC to perform the Services under this Agreement, and CMC shall indemnify and hold harmless the Client Group Members for any Losses arising out of, or resulting from, its failure to obtain such consents or to comply in all respects with the requirements of any relevant licenses or leases.

          12.2 Clients Representations, Warranties and Covenants. In addition to any other representations, warranties or covenants made herein, Client represents, warrants and covenants, as applicable, to CMC that:

          (a) it is a financial institution validly organized and chartered under the laws of the federal government or of the state in which Client is primarily or principally located;

          (b) it has full power and authority under its organizational documents and the laws of the federal government and/or such state to execute and deliver this Agreement and to perform its obligations hereunder,

          (c) it has by proper action duly authorized the execution and delivery of this Agreement and when validly executed and delivered, this Agreement shall constitute a legal, valid and binding Agreement of Client enforceable in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

          (d) the execution and delivery of this Agreement and the consummation of the transaction herein contemplated does not conflict in any material respect with or constitute a breach of its organizational documents or a material breach of default under the terms of any agreements to which it is a party; and

          (e) Client complies and shall comply with all guidelines and regulations established or promulgated by the Federal Financial Institutions Examination Council in connection with the identification, renovation and testing of issues and problems relating to the processing of data and the functioning of computers and related equipment before, during and after the year 2000.

Article 13. MISCELLANEOUS

          13.1 Notices. All notices or other communications required or permitted hereunder shall be in writing, sent by certified mail, postage prepaid, return receipt requested to the addresses set forth below, and shall be deemed given upon the date sent:

If to CMC:	with a copy to:
Card Management Corporation	Bamberger, Foreman, Oswald and
One Riverfront Place, 8th Floor	Hahn, LLP
Evansville, Indiana 47708	Hulman Building, 7th Floor
Attn: Legal Counsel	Evansville, Indiana 47708
Attn: CMC Corporate Counsel

If to Client, to:	with a copy to:
IndyMac Bancorp, Inc.	IndyMac Bank F.S.B.
3465 Foothill Blvd.	155 N. Lake Avenue
Pasadena, California 91107	Pasadena, California 91107
Attn: HELOC Division Manager	Attn: Legal Department

          Any party from time to time may change its address or other information for the purpose of notices by notice given by the method set forth in this Section 13.1.

          13.2 Entire Agreement. This Agreement constitutes the entire agreement between the parties and contains all of the agreements between the parties and any of their Affiliates with respect to the subject matter hereof. This Agreement replaces and supersedes any and all other agreements (including any confidentiality agreement between the parties, even if such agreement by its terms should remain in effect beyond the Effective Date hereof), representations, warranties, covenants, marketing materials, documents, or any other item, either oral or written, between the parties and their respective Affiliates with respect to the subject matter hereof.

          13.3 Amendment. No correspondence, memos, marketing materials, or any other documentation or oral agreements arising before or subsequent to the Effective Date hereof, shall be deemed to modify this Agreement. This Agreement may be amended only by a writing executed by Authorized Representatives of Client and CMC.

          13.4 Waiver. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party entitled to the benefit thereof, if waived in writing by an Authorized Representative of such party. The failure of any party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision thereafter.

          13.5 Survival. The provisions of Articles 5, 6, 7 and 11 shall survive the expiration or termination of this Agreement due to any reason for the longest time permitted by applicable law.

          13.6 Force Majeure and Restricted Performance. If performance by any party of any obligation hereunder is prevented or delayed by reason of an act of God; severe weather; natural disaster; labor dispute; war or civil commotion; embargo; utility or communication failures; failure to perform by a Card Association, FDR, or any other Third Party Service Provider with whom Client contracts directly; or any other similar act or omission which is beyond the reasonable control of such party (collectively, a “Force Majeure Event”), such failure to perform shall not be considered a breach of this Agreement during the period of such disability. CMC shall, throughout the term of this Agreement, contract with a provider of disaster recovery services for minimal operational functionality and, upon the occurrence of a Force Majeure Event lasting more than two (2) Business Days for which recovery is available under such contract, will seek such recovery from such provider.

          13.7 Successors and Assigns. The rights and obligations of either party under this Agreement shall not be assigned to another Person without the prior written consent of the other party, which shall not be unreasonably withheld; provided, however, that either party may assign this Agreement without the consent of the other party in connection with any merger, reorganization or sale of all or substantially all of the assets of such party that does not constitute a Change in Control entitling the non-assigning party to terminate the Agreement pursuant to Section 10.1(g). The parties agree that it shall be reasonable for CMC to withhold its consent if, in CMC’s reasonable opinion, the proposed assignee does not maintain, at the time of the proposed assignment, a net worth at least as high as Client. Consent of the other party shall not be required for assignment to an Affiliate of the assigning party; provided, however, that in such event the assigning party shall not be released from its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors (other than as limited by Section 10.1(g)) and permitted assigns.

          13.8 Delivery of Tangible Items and Information. The parties agree that each may deliver to the other all tangible items (including statements, embossed cards and hard copy or diskettes containing data or reports) via U.S. Postal Service or any commercially recognized delivery company and shall not be responsible for any damages attributable to the loss, misdirection, or delay of such items once they have been delivered to the carrier. The parties may also transfer information electronically (via electronic mail, internet, facsimile, or other similar process) to each other or to FDR, and shall not be responsible for any damages attributable to the loss, misdirection, or delay of such tangible items once the transfer of such information has been initiated. It is expressly understood that the U.S. Postal Service, any commercially recognized delivery company, and any carrier of electronic information are not the agents of either party.

          13.9 Referred Vendors. CMC may, from time to time, advise Client of certain third-party vendors who provide services or equipment supplemental to, but not required for, the operation of Client’s Card programs. CMC will not enter into a contractual relationship with such vendors. However, Client may choose to enter into direct relationships with such vendors for such services or equipment. In such event, Client acknowledges that the decision to contract with, or otherwise use the services or products of, any such vendor (including any due diligence analysis of any such vendor) is Client’s sole decision, and that CMC shall have no liability to Client for any such vendor’s actions or failures to act or breach of any contract with Client, by virtue of having referred Client to such vendor or otherwise. This provision shall in no way limit CMC’s obligation for performance of the Services under this Agreement by any Third-Party Service Provider, other than FDR.

          13.10 No Third Party Beneficiaries. This Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto or establish any third-party beneficiary of any of the obligations of the parties set forth herein. Specifically, but not by way of limitation, the parties agree that Investors shall not be considered third-party beneficiaries of any of the obligations of CMC set forth herein. The parties further agree that, for all purposes, Client is the owner of all Accounts.

          13.11 Joint Drafting. The parties have jointly participated in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burdens of proof shall arise favoring any party by virtue of the authorship of any provisions of this Agreement.

          13.12 Severability. If any provision of this Agreement is held invalid or unenforceable for any reason, the invalidity shall not affect the validity of the remaining provisions of this Agreement, and the parties shall substitute for the invalid provision a valid provision which most closely approximates the intent and economic effect of the invalid provision.

          13.13 No Joint Venture; Relationship of Parties. Nothing in this Agreement is intended, or shall be deemed, to constitute a partnership or joint venture between the parties. CMC, in furnishing Services to Client hereunder, is acting as an independent contractor, and CMC has the sole right and obligation to supervise, manage, contract, direct, procure, perform or cause to be performed, all work to be performed by CMC under this Agreement, other than to the extent that CMC’s performance is dictated by the express authorizations set forth in Exhibit E-1. CMC is not an agent of Client and has no authority to represent Client as to any matters, except as expressly authorized in this Agreement.

          13.14 Interpretation. Capitalized terms herein shall have the meanings given them in Exhibit G or elsewhere in this Agreement. Each definition used in this Agreement includes the singular and the plural. Headings in this Agreement are for convenience of reference and shall not affect the meaning or interpretation hereof. Except as otherwise stated, reference to articles, sections, subsections and exhibits means the articles, sections, subsections and exhibits of this Agreement. The words including or includes or similar terms used herein shall be deemed to be followed by the words without limitation, whether or not such additional words are actually set forth. The words “herein” and “hereunder” shall refer to this entire Agreement.

          13.15 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

          13.16 Cumulative Remedies. All remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity or otherwise.

          13.17 Publicity. CMC shall make no media releases, public announcements or other public disclosures relating to this Agreement without the prior written consent of Client.

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly Authorized Representatives of the parties hereto as of the date first above written.

CLIENT	CARD MANAGEMENT CORPORATION

By: /s/ Richard Wohl	By: /s/ James C. Bailey Jr.

Name: Richard Wohl	Name: James C. Bailey Jr.

Please Print	Please Print

Title: President/Chief Operating Officer	Title: Chief Operating Officer

EXHIBIT A
TO SERVICES AGREEMENT

SERVICES

          The following is a general description of services to be provided by CMC under the Agreement. Where an inconsistency exists between the general descriptions of Services to be provided to Client under this Agreement and the specific descriptions contained in any other documentation, including correspondence, operations manuals, procedures manuals, or implementation manuals (other than an inconsistency consisting solely of a greater degree of detail in such documentation than in this Agreement), the provisions of this Agreement shall control. Without expanding the types of functions included in the scope of the Services, if any services, functions or responsibilities not specifically described in this Agreement are an inherent or necessary part of the performance of the Services, they shall be deemed to be included within the scope of the Services as if they were specifically described in this Agreement. This exhibit shall be subject to revision from time to time upon the mutual written agreement of CMC and Client.

1. CUSTOMER SERVICES. Customer Services means the combination of Primary Services and Operational Services. All times listed are Central Time. Primary Services means receiving and returning Customer telephone and mail inquiries that can be answered from available on-line data, providing such answers, and providing reasonable research on inquiries requesting research. Operational Services means all other functions offered by CMC to service Customer Accounts as further defined below.

          1.1. Primary Services means Cardholder Primary Services means those services necessary to service Cardholder Accounts, including: receiving inbound telephone calls and answering questions from data available through on-line System access; live services from 7:00 a.m. - 8:00 p.m. (M-F) & 8:00 a.m. - noon (Sat); English and Spanish services from 7:00 a.m.-8:00 p.m. (M-F) & 8:00 a.m.-noon (Sat); Cardholder inquiry research and reply; credit balance refunds data processing (refund checks are disbursed by Client unless arranged otherwise between the parties); monetary data entry of Cardholders monthly payments from the standard payment forms generated by the F.C. System which are forwarded in original or copy form to CMC by Client (Although this function is the responsibility of the Lock Box Bank as to those payments which are sent to that bank, CMC will provide reasonable assistance to the Lock Box Bank in identifying the Cardholder from whom an unidentifiable payment has been sent.); monetary adjustments resulting from Customer contacts (phone and mail and otherwise), such as adjustments for annual fees, finance charges, late fees, and over limit fees; and file maintenance data entry resulting from Customer contacts, such as address changes, name changes, closing Accounts, adding additional names and cards to Cardholder Accounts, and Cardholder credit life insurance commencement and/or cancellation.

          1.2. Operational Services includes the following services hereinafter referred to as Cardholder Operational Services :

a. Cardholder Charge backs means processing potentially invalid transactions that posted to a Cardholder’s Account or disputes of Cardholder transactions according to the CMC Laws, and processing of reasonable requests for retrieval of Transaction Card Ticket copies. Such services also include the following: receiving and responding to Customer disputes; adjusting interest as appropriate on disputed items, if required; processing retrieval requests and charging the Account for retrieval request, if applicable; processing charge backs when possible, according to procedures contained in CMC Laws.

b. Cardholder Security/Fraud means the receipt of Cardholders written or telephoned information concerning lost or stolen cards or Account information; attempting to prevent fraudulent activity by using certain available data processing tools and by investigating the sources of fraud that may have occurred; and to the extent losses from fraudulent activity are incurred, attempting to recover such losses. Such services include the following: entering a lost or stolen status code into the FDR System for Accounts called in lost or stolen - 24 hour X 7 days (after hours [times other than CMC s live support hours] calls taken by FDR); live support from 7:00 a.m. - 8:00 p.m. (M-F) and 8:00 a.m. - noon (Sat); investigating fraudulent activity (may include contacting merchants where fraud may have occurred) and attempting to charge back transactions not properly authorized; communicating and documenting fraud transactions with Cardholders; transferring balances and current transactions from lost or stolen Accounts to new Accounts. Data processing support systems utilized are FALCON, First Pursuit, and Fast data databases (brand names of FDR or FDR sub-contractors). Client authorizes CMC to use Falcon Services (Falcon Services means the services provided by FDR utilizing the Falcon neural-network system licensed to FDR that help identify potential fraudulent use of Cardholder Accounts), First Pursuit, and/or Fast data (First Pursuit and Fast data are brand names of FDR or FDR sub-contractors and these names mean the systems used by or through FDR that helps identify and locate information about Cardholders). Client understands and agrees that the use of Falcon Services, First Pursuit, and Fast data will incur fees for such usage from FDR, which will pass through to Client either by CMC or by FDR. If Client should ever withdraw its authorization for CMC to use such services, Client agrees that Client shall be fully responsible for requesting and monitoring potential fraud exception reports generated by the FDR System. If Client withdraws its authorization for CMC to use such services, Client must so specify to CMC in writing and Service Fees may be increased accordingly.

          1.3. Operational Services includes the following services hereinafter referred to as General Operational Services:

a. Accounting/Settlement means the services related to notifying Client of the FDR System-generated amounts of money to be sent or received to settle Transaction Card activity with other financial institutions or others, and related to making the FDR System-generated general ledger entries on the books of the Client. These services include: limited assistance with general ledger account clearings and reconciliations; communicating daily Visa and/or MasterCard settlement requirements to Client; debit Cardholders, and credit Cardholder auto pay (automated via System); communicate daily general ledger entries to Client; maintaining backup general ledger entries for sixty (60) days following the transaction date; communicating daily clearing entries to Client for general ledger suspense accounts; assisting Client in reconciling of general ledger entries for a reasonable time period following the transaction date; and preparing MasterCard and/or Visa quarterly required reports and sending to Client for Client s final review and submission.

b. Interactive Voice Response or IVR means the access provided 24 hours x 7 days for inbound telephone calls to a computer hardware and software system that automatically answers such calls, prompts the caller to enter data via touch tone telephone, and if such data is entered, provides the caller with stored computer data relative to the data entered by the caller, and if the caller makes the proper selection, can transfer the caller to other Customer Services during the applicable live service hours as estimated elsewhere herein.

          1.4. Excess Call Volume means the minutes per month in excess of the standard allowable volume of 0.40 minutes per Cardholder statement generated each month.

          1.5. New Account/Application Data Entry means the process of entering the data for a new Cardholder account or application information into a data processing system, from a form or in a format approved in writing by CMC, properly completed and submitted to CMC for entering the data.

2. COLLECTION SERVICES. Collection Services means attempting to collect past due payments and/or Over limit amounts from Cardholders as described in Exhibit C-2. Collection Services are provided from 7:00 a.m. - 8:00 p.m. (M-F) & 8:00 a.m. - noon (Sat).

3. CLIENT SERVICES. Client Services means the services provided to assist Client with communication with FDR, with utilization of the System, with product development, with researching and/or resolving technical Cardholder situations, and certain other such services, including those listed below. The cost for many Client Services are absorbed by CMC as a part of the Customer Services Service Fees, while others as requested by Client are priced separately as described in the Special Requests section of Exhibit B. Whether they are included in the Customer Services Service Fees or charged separately cannot always be determined by function, but more often by the size and scope and quantity of the requests, relative to Client s monthly Cardholder volume with CMC. No projects, research or inquiries for Client will be undertaken at an additional charge unless the same has been specifically requested by Client.

          3.1. Inquiry Services means receiving and responding to Client s requests for information, research, or assistance with Cardholder and System issues. Response times may vary based on the nature of inquiry. The CAE assigned to Client is the person responsible within CMC for communicating inquiries and responses. CMC may provide Client with certain manuals and other documentation that contain information to assist Client in minimizing excessive inquiries to CMC. Client s CAE may often refer Client to such resources to help Client avoid Special Request fees for excess Inquiry Services volume. In addition, CMC offers training, either on-site or at CMC as priced in Exhibit B, to Client s personnel as requested by Client. Such training can also help avoid such fees.

          3.2. System Support means the services provided to Client relative to the use of the System. These include: PC set-up and maintenance; RMS set-up and maintenance; project planning and implementation; product development; ongoing PC support for new products and testing of practical samples of product System parameters before new product roll out; input of computer letters into System; set-up of statement inserts and statement messages; acting as liaison between third party vendors (usually FDR, but can also liaison with plastic vendors, enhancement service vendors, and others); ongoing review of FDR and Bank Card Association bulletins; and communication of new FDR System enhancements, if applicable.

          3.3. FDR Relationship Liaison means acting as liaison between Client and FDR. These services include: periodic strategic meetings with FDR management and service teams to represent Client needs; representing Client in the FDR inquiry process; representing general interests of all CMC clients by participating in FDR advisory groups, to the extent available; communication to Client of applicable servicing requirements of FDR; and investigating and attempting to resolve FDR system issues and billing disputes, to the extent practical.

          3.4. Financial Analysis means the process of assisting Client with analyzing data to determine potential financial results, usually using actual or hypothetical data. These services include: periodic portfolio performance evaluations; specialized and customized data base reporting (such as use of FDR’s NOAH product, and other ad hoc reporting); assisting Client s efforts toward achieving portfolio goals; guidance on market direction; assisting Client in developing financial preforms for new products, new pricing, and other Client growth efforts.

          3.5. Marketing means assisting Client with retention, activation, stimulation and/or growth of their Cardholder portfolios. These services include: helping Client determine Card start-up strategies; producing periodic bulletins to create awareness of latest opportunities occurring in the industry and at CMC; helping create education programs for Customers and bank staff; implementing customer contact programs to stimulate, activate, and retain Cardholders; coordinating Visa and MasterCard marketing research and materials; developing new Cardholder acquisition programs through direct mail, telemarketing, event marketing, and internal cross-sell incentive programs; assisting Client in tracking and results measurement of the programs; assisting Client in building its database information for marketing; helping Client develop other marketing techniques/product enhancements, such as reward programs, rebate programs, balance transfer programs, convenience check mailings, and others.

          3.6. INFOCAS means the services related to maintaining a database of Account masterfile information selected by CMC and portions of FDR RMS report data selected by CMC (“CIF Plus Data”). Such services include, upon written request by Client, providing CIF Plus Data in Microsoft Access format on CD-ROM and producing up to five (5) management reports each month, the content of which shall be designated by Client subject to approval by CMC.

          3.7. WebCARD or CARD System means providing Client access to the CARD System, a CMC system for retrieving reports generated by the RMS module of the FDR System. The CARD System is accessible from Client s locations by personal computer and security password, via the CMC CARD internet site or via a dedicated data line purchased by Client through CMC. Client shall select those RMS reports which it considers to be high priority reports and to authorize CMC to turn on (or leave turned on) those reports for redundant access via the FDR System in the event the CARD System is inaccessible. RMS reports will be accessible on the CARD System for a standard period (which may be changed at CMC s discretion from time to time, upon thirty (30) days prior written notice to Client) equal to the remainder of the calendar month during which each report is issued and two (2) additional calendar months following such issue date. Any individual reports with regular accessibility periods different from the foregoing will be provided to Client on a separate listing.

4. PROCESSING SERVICES. Processing Services means those data processing services to be provided to Client and described in CMC’s Services Agreement with FDR. Further description of some of these services of FDR are a part of Exhibit D. FDR requires Client to execute a substantially similar version of the Participation Agreement with FDR set forth in Exhibit D before CMC may begin providing Services to Client.

EXHIBIT B
TO SERVICES AGREEMENT

PAYMENT

On File with Depositor

EXHIBIT C-1
TO SERVICES AGREEMENT

PERFORMANCE GUIDELINES
FOR NON-COLLECTION SERVICES

1. The following tolerances define the Performance Guidelines for all Services except Collection Services. Each Performance Guideline is the item in Section 1.A. preceded by a numeral. The headings and groupings of the Performance Guidelines are for convenience of reference only and shall not vary or expand the Performance Guidelines.

PERFORMANCE GUIDELINES DESCRIPTION		MONTHLY GUIDELINE

		%	Within X Business Days

A.	PERFORMANCE GUIDELINES FOR CUSTOMER SERVICES
1.	Inbound Customer telephone calls – speed of answer:	85%	Within 25 seconds

2.	Inbound Customer telephone calls – percentage of callers not abandoning after 25 seconds: (i.e., an “abandonment rate” of 4% or less)	96%	N/A

3.	Statement copy requests from CH or MR – from date requested until placed in mail: (Note: CMC will not send statement copies if CMC does not have on-site access to a medium from which to generate a copy.)	99%	5

4.	Disputes:

Respond to the inquiry within time frames in CMC Laws and accurately enter any related data in 98% of the events, provided that CMC receives sufficient documentation in a time frame such that there is an applicable Chargeback right with at least five (5) Business Days prior to expiration of such right.

5.	New Account Entry	80%	within one Business Day
		100%	within two Business Days

B.	GENERAL GUIDELINES FOR DATA ENTRY ACCURACY

CMC shall perform data entry in compliance with the following general guidelines. These general guidelines are not Performance Guidelines and shall not be considered in any determination of the occurrence of a Non-Performance Event or a Failed Month.

i. Data entry accuracy for Computer Letters and statement messages B Percentage or quantity inaccurate shall not exceed the greater of: (Percentage of quantity refers to the percentage or quantity of numeric and alphabetic characters entered inaccurately.)

		1% or 2 characters	N/A

ii. Data entry accuracy for PCF settings, RMS settings and other System parameter settings Percentage or quantity inaccurate shall not exceed the greater of: (Percentage or quantity refers to the percentage or quantity of System fields into which data is entered

		0.5% or 2 System fields	N/A

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on behalf of Client in any month, into which such calculation data is entered inaccurately.)

2.	The following apply to the Performance Guidelines in this exhibit:

	A.	The percentages and time frames indicated in the MONTHLY GUIDELINE columns shall be calculated on the basis of the entire calendar month.

B.

Solely as to Performance Guidelines 1 through 5, inclusive, in the event CMC performs, in any calendar month, fewer than 100 of the activities for which a single Performance Guideline is stated, the number of performances which may be non-compliant shall be equal to 100 minus the performance percentage listed in that Performance Guideline. For example, regarding Performance Guideline 1., if CMC data enters fewer than 100 applications in any calendar month, 25 may be data entered later than the third Business Day after receipt, and all but one will be entered by the fifth Business Day.

	C.	Performance Guidelines for Customer Services presuppose that statement cycles are evenly spread throughout each calendar month.

D.

For purposes of determining compliance with any time periods set forth in this exhibit, time periods of CMC’s performance exclude the Business Days during which Client is involved in the project or action in any manner upon which CMC must depend for furthering CMCs own work, including time during which Client is in its process of review and approval.

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EXHIBIT C-2
TO OPERATING AGREEMENT

COLLECTION PROCEDURES AND
PERFORMANCE GUIDELINES FOR
COLLECTION SERVICES

1. The following text describes the general collection procedures and the tolerances define the Performance Guidelines for Collection Services on credit Cardholder Accounts. Each Performance Guideline is the item preceded by a numeral. The headings and groupings of the Performance Guidelines are for convenience of reference only and shall not vary or expand the Performance Guidelines.

PERFORMANCE GUIDELINES DESCRIPTION			MONTHLY GUIDELINE

A.	Inbound Cardholder Calls
	1.	Inbound Customer telephone calls — percentage of callers Not abandoning after 25 seconds: (i.e., “abandonment rate” is 4% or less)	96%

B.	Outbound Calls
	2.	Percentage of Accounts without established work dates, Accounts with current work dates, and Accounts with work dates set prior to the current work date entering the collection queue to which the automated dialer will place a call or to which a call will be placed manually or to which other contact will be made or attempted during the Business Day on which the Accounts entered the queue or during the two Business Days thereafter. Account volume used for this calculation excludes Collection Special Handling Accounts (CSHA).	99%

(*This ratio is calculated by dividing the total Attempts made during a calendar month by the quantity of the Accounts entering the collection queue during the calendar month, less those Accounts which, for various reasons, exit the queue within two Business Days after the Business Day in which they entered the collection queue, before an Attempt can be made on such Accounts. Examples of Accounts leaving the queue without having an Attempt made include Accounts that have a payment post after entrance into the queue and within the two Business Days thereafter, but before an Attempt can be made, or those Accounts charged off after entrance into the queue and within the two Business Days thereafter, but before an Attempt can be made, etc.)

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C.	Accounts 1091 FDR Days Past Due:

Collection Procedure:

If Client’s PCF settings so indicate, reminder notice included on monthly statement. If Client’s PCF settings so indicate, a Collection Letter will be automatically printed and mailed by System.

Delinquent Accounts enter the collection module of the System only if, and at the time, indicated in Client’s PCF and based on Behavioral Scoring and Adaptive Control strategies. On all Accounts without established work dates, on Accounts with current work dates, and on Accounts with work dates set prior to the current work date, the automated dialer will place a call or a call will be placed manually or other contact will be attempted during the Business Day or during the two Business Days thereafter.

During each call, CSR will, as applicable:

(a) attempt to collect or establish payment agreement; and/or

(b) record pertinent information (i.e., abbreviation of conversion or action code and next work date)

On Right Party Contact Calls, the Cardholder’s address, home phone and business phone will be verified prior to continuing with the collection call. Work dates will be set not later than the fourth Business Day after the expected payment posting date from the Cardholder’s promise to pay, or no later than the tenth Business Day after a contact in which no promise to pay was made.

On Live Contact Calls or calls answered by an answering device, a work date will be set not later than the fifth Business Day after the current date. Accounts with busy phone lines will be recalled by the dialer once within thirty (30) minutes of the original busy signal before being noted as a completed call. (The fact that the dialer recalls such Accounts within thirty (30) minutes is the result of programming the dialer to do so and cannot be measured or reported.) Calls placed with in the last sixty minutes of the Business Day which have a busy phone line will not be recalled that day, but a work date will be set not later than the fourth Business Day after the current date.

On Non-contact Calls, a work date will be set for no later than the fourth Business Day after the Non-contact Call.

D.	Accounts 92+ FDR Days Past Due

Client will resume collection activities on Accounts which are 92 or more FDR Days Past Due.

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2. The following provisions apply to the collection procedures and Performance Guidelines in this exhibit:

A.	The percentages and time frames indicated in the MONTHLY GUIDELINE columns shall be calculated on the basis of the entire calendar month.

B.	At each month end, the FDC System produces certain RMS reports relative to Delinquent and Overlimit Accounts based upon Client’s RMS settings.

C.

Collection services are conducted from 7:00 a.m. to 8:00 p.m. on Business Days and 8:00 a.m. to Noon on Saturdays, other than Saturdays on which CMC is closed. All times are Central time. The date of each attempt will be logged on the Account masterfile record. Contacts with those Cardholders who are difficult to reach will be attempted at varied times throughout the above collection hours.

D.	A Delinquent Account will be automatically re-aged when the applicable settings in Client’s PCF are met or if one of Client’s authorized representatives so authorizes in writing.

E.

Unless Client specifies otherwise in writing, Overlimit or first-payment-default Cardholders suspected by CSR to be potentially fraudulent Accounts may, at CSR’s sole discretion, be referred to the security/fraud department for handling, as an accommodation to Client. Nothing herein shall obligate CSR to make any such referrals. Any Accounts so referred are excluded from the number of Accounts from which the compliance percentages are determined under the Performance Guidelines.

F.

In the event CMC performs, in any calendar month, fewer than 100 of the activities for which a single Performance Guideline is stated, the number of performances which may be non-compliant shall be equal to 100 minus the performance percentage listed in that Performance Guideline. For example, regarding Performance Guideline 1, if CMC receives fewer than 100 inbound Cardholder calls in any calendar month, four (4) may be abandoned after twenty-five (25) seconds.

G.

If a failure by Client to evenly spread statement cycles throughout each calendar month causes CMC’s failure to comply with a Performance Guideline, the same shall not be considered a breach of this Agreement or the failure by CMC to exercise reasonable care.

H.

For purposes of determining compliance with any time periods set forth in this exhibit, time periods of CMC’s performance exclude the Business Days during which a Person other than CMC is involved in the project or action in any manner upon which CMC must depend for furthering CMC’s own work, including time during which Client is in its process of review and approval.

C-2-3

E.	Client authorizes CMC to use unattended messaging in conjunction with scheduled automated dialer campaigns or as deemed appropriate at the sole discretion of the CMC Collection Manager.

J.

Client agrees that the delinquency notices and Computer Letters generated by the System were reviewed and approved by Client and constitute all proper notices required by FDCPA and any other governing laws for CMC to perform its collection responsibilities under this Agreement.

K.

Client authorizes the use of FDC’s “Fast Data” system by CMC (unless specified otherwise in Addendum A) for locating or contacting Delinquent or Overlimit customers. Fast Data is a trademark name of FDC that is a data base of names, addresses, phone numbers and other information of neighborhood households and possible employers; it is primarily used in collection efforts to contact neighbors or employers of a Cardholder who has been difficult to contact.

L.	The following definitions shall apply in this exhibit and throughout this Agreement:

1.

“Attempt” means that the automated dialer placed a call regardless of outcome or a manual call was placed or received or an automated dialing and unattended messaging system placed a call and left or attempted to leave a message regardless of outcome.

2.	“Collection Special Handling Accounts”or “CSHA” means the following accounts:

a.

accounts without a valid phone number or address (includes Accounts where the phone number field on the System is blank or where the phone number field is populated but the most recent collection attempt could not be completed as dialed);

b.	accounts that reside in a state with restrictions on collection attempts to the place of employment;

c.	accounts on which CMC has received the case number of the Cardholder’s bankruptcy or the name of the Cardholder’s bankruptcy attorney;

d.	Accounts in a payment plan with third party non-profit agencies, such as CCCS;

e.	Accounts on which the Cardholder had instructed CMC to cease collection activities; and

f.	Accounts with deceased Cardholders with death certificate pending.

3.	“Live Contact Call” means a collection call, other than a Right Party Contact Call, which is answered by a person.

4.	“Non-Contact Call” means a collection call which is not answered by an answering device or a person.

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5.	“Right Party Contact Call” means a collection call during which a CSR speaks with the Cardholder.

3. Attachment 1 to Exhibit C-2, Collection Routines and Payment Arrangements is attached and shall be incorporated herein by reference.

C-2-5

Attachment 1
to Exhibit C-2
To Services Agreement

Collection Routines and Payment Arrangements:

When collecting on a Delinquent Account, CSR will always attempt to collect the entire amount due, including late fees, to immediately bring the Account to a current status. There are times when the CH is not able to remit the full amount required to bring the Account current. The CSR will be authorized to proceed through the following Payment Arrangement (“Payment Arrangement” means allowing the CH to make incremental payments that are individually less than the current total amount due under the Account agreement, but that in the aggregate will bring the Account current in 90 days or less) routines in an effort to assist the CH to bring the Account to a current status over a reasonable period of time. No reaging of an Account is authorized and partial payments do not advance the Due Date. When collecting on Accounts and communicating with CH regarding payment dates, CSR will speak in terms of calendar days and dates that coincide with the parameters defined below in terms of FDR Days Past Due. Collection and Payment Arrangement routines will proceed as follows according to the delinquency status of the Account, based on the number of days delinquent as reflected on the FDR processing system (“FDR Days”):

• 30 to 53 FDR Days Past Due: When the CH is past due for one payment and is due for one more on Day 53, CSR will attempt to collect on the Account as follows in progression:

•	Try to collect 2 full payments plus late fee; else,

•

Try to collect one full payment plus late fee, reminding CH of the required minimum payment obligations under the terms of the Account agreement and that due date of next full payment is FDR Day 53; else,

•

Try to collect partial payment equaling a minimum of 70% of one full payment or $100, whichever is greater, immediately, with the balance due, including late fees, before FDR Day 53, reminding CH of the required minimum payment obligations under the terms of the Account agreement and that due date of next full payment is FDR Day 53; or else,

•

Try to collect a partial payment equaling a minimum of 70% of one full payment or $100, whichever is greater, immediately, to be followed with another conversation no later than 10 calendar days later to make further arrangements for payment on the Account and reassess/discuss the future payment capability of CH and again reminding CH of the required minimum payment obligations on the regular due dates under the terms of the Account agreement.

• 54 to 83 FDR Days Past Due: When the CH is past due for two payments and is due for one more on Day 83 (NOI Letter has been sent), CSR will attempt to collect on the Account as follows in progression:

•	Try to collect 3 full payments (or balance of 3 full payments if partial was paid) plus late fees; else,

•	Try to collect 2 full payments (or balance of 2 full payments if partial was paid) plus late fees, reminding CH of the required minimum payment obligations under

C-2-6

the terms of the Account agreement and that the due date of next full payment is FDR Day 83; else,

•

Try to collect 1 1/2 payments (or balance of 1 1/2 payments if partial was paid) plus late fee immediately, with another 1 1/2 payments plus late fees as soon as possible, but not more than 30 calendar days or past FDR Day 98 (expiration of Grace period on third payment), whichever is sooner. CSR will remind CH of the required minimum payment obligations under the terms of the Account agreement and stress the importance of adhering to those terms in the future; or else

•

Try to get a commitment from the borrower for a reasonable series of payments on or before specific dates where at least 2 full payments (or balance of 2 full payments if partial was paid) are collected prior to FDR Day 83 and the third full payment is collected prior to FDR Day 98 (the expiration of Grace period on the third payment.) In any event, any partial payments must be equal to a minimum of 70% of one full payment or $100, whichever is greater. CSR will again remind CH of the required minimum payment obligations on the regular due dates under the terms of the Account agreement and stress the importance of adhering to those terms in the future.

• 84 to 92 FDR Days Past Due: When the CH is past due for three payments (NOI Letter has been sent), CSR should stress to CH that failure to make satisfactory arrangements to bring the Account current will result in adverse action on the Account and will attempt to collect on the Account as follows in progression:

•	Try to collect 4 full payments (or balance of 4 full payments if partial was paid) plus late fees; else,

•

Try to collect 3 full payments (or balance of 3 full payments if partial was paid) plus late fees, reminding CH of the required minimum payment obligations under the terms of the Account agreement and that due date of next full payment is FDR Day 113; or else,

•

Try to collect 2 full payments (or balance of 2 full payments if partial was paid) plus late fees immediately with another full payment plus late fee prior to FDR Day 98 (expiration of Grace Period on third payment.) CSR will again remind CH of the required minimum payment obligations under the terms of the Account agreement and that due date of next full payment after this arrangement is FDR Day 113.

C-2-7

EXHIBIT D
to
CMC SERVICES AGREEMENT

EXHIBIT B
to
SERVICES AGREEMENT BETWEEN FDR AND CMC

PARTICIPATION AGREEMENT

          Effective as of December 1, 2000 (“Effective Date”), the undersigned, as CMC’s Client (“Client”) of Card Management Corporation, an Indiana Corporation (“CMC”), hereby agrees to be a party as a Client to the Service Agreement dated 1-22-96, as amended, between CMC and First Data Resources Inc., 7302 Pacific Street, Omaha, Nebraska
68114 (“FDR”) (the “Service Agreement”) and as may thereafter be amended from time to time. In becoming a party to the Service Agreement, Client agrees as follows:

1.	(a)

Client acknowledges receipt of a copy of the Service Agreement, including all Exhibits and attachments, with the exception of Exhibit “E” (unless Client will be directly billed by FDR for services provided by FDR on behalf of Client), in which case Client shall receive a copy of Exhibit “E” also. Client agrees to be bound by all of the terms and conditions of the Service Agreement, including any terms and conditions in any amendment to the Service Agreement which may hereafter be agreed to by CMC; provided, however, that CMC shall give prompt notice to Client of any amendment to the Service Agreement pursuant to Section 14 below. This Agreement shall remain in effect until the earlier of: (a) expiration or termination of the Service Agreement, or (b) the termination, for whatever reason, of Client’s relationship with CMC.

(b)

FDR’s cumulative liability to Client for any loss or damage, direct or indirect, for any cause whatsoever (including, but not limited to those arising out of or related to the Service Agreement or this Participation Agreement) with respect to claims relating to events in any one (1) Processing Year shall not, under any circumstances, exceed (i) in the case of the first Processing Year during which Client receives processing services from CMC, the product of twelve and the amount of Processing Fees paid to FDR pursuant to the Service Agreement or this Participation Agreement for services performed with respect to the Cardholder Accounts and Merchant Accounts of Client in the immediately preceding calendar month and (ii) in the case of any Processing Year thereafter, the amount of Processing Fees paid to FDR pursuant to the Service Agreement or this Participation Agreement for services performed with respect to the Cardholder Accounts and Merchant Accounts of Client in the immediately preceding Processing Year.

2.	(a)

Client specifically agrees to comply with all related federal, state and local laws and regulations, and with the applicable rules, procedures, manuals and instructions of MasterCard, VISA, FDR and CMC as in effect from time to time.

(b)

Prior to the date on which Client commences to receive services from FDR hereunder, Client will review the parameter settings and options within the FDR System, as described in the User Manuals set forth in Exhibit “A”, Section I, and determine that FDR’s System provides such features and options, which will, if having already been selected, or with respect to any changes made by Client to such parameter settings in the future, such changes being properly selected by or on behalf of Client, allow Client to comply with all applicable federal and state laws and contractual agreements of Client. To the extent that Client notifies FDR of any change in federal and state law, subject to the limitations set forth below, FDR agrees to develop reasonable enhancements to the FDR System responsive to the identified change in federal and state law as specifically requested by Client. The obligation of FDR set forth in the previous sentence is subject to the following limitations:

		(i)	the change in federal and state law is generally applicable to a significant portion of FDR’s client base and does not relate solely to a requirement or preference of Client;

(ii)

the responsive enhancement requested by Client is consistent with the response requested by the majority of the affected client base (Client acknowledges that in many instances, responsive enhancements will be mediated by the Client Advisory Group maintained by FDR (“CAG”) and agrees that development of an enhancement approved by the CAG as responsive to the change in law shall satisfy FDR’s obligations under this subsection (b));

(iii)

FDR shall have a reasonable time from the date Client notifies FDR of the change in law and specifies the requested enhancement in which to design, code, test and implement the enhancement (in the determination of reasonableness, the extent and impact of the change in law on the FDR client base, the relative importance of other enhancements, the complexity of the enhancement, and related issues of impact and resource allocation shall be considered and the effective date of the change in law shall not be determinative); and

(iv)

the responsive enhancement requested by Client does not impose a burden on FDR (or the FDR System) to determine the facts not available on the FDR System, to make legal interpretations or conclusions, or to in any way shift Client’s compliance responsibility to FDR.

Client acknowledges and agrees that it is solely responsible for monitoring legal developments applicable to the operation of its business and Transaction Card operations, interpreting applicable state and federal laws, determining the requirements for compliance with all applicable state and federal laws, and maintaining an ongoing compliance program. Client acknowledges that FDR provides Transaction Card processing services to financial institutions chartered and regulated by various state and federal agencies and nonfinancial institutions subject to different regulatory oversight such that FDR cannot reasonably be expected to monitor or interpret the laws applicable to its diverse customer base, or provide compliance services to customers with respect to such laws. Consequently, Client agrees that FDR has no responsibility to monitor or interpret laws applicable to Client’s business, to monitor or review the terms and conditions of Client’s Transaction Card programs or Client’s selection of system options and programming, or to assure that Client’s selection of any system option or programming (either alone or acting in conjunction with other system options and programming selected by Client) is consistent with laws applicable to Client or the terms and conditions of Client’s credit agreements with, or disclosure to, its Cardholders.

FDR shall be entitled to rely upon and use, without verification, any and all information, data and instructions any time submitted to FDR by Client having to do with Client or Client’s Accounts, and FDR shall have no responsibility or liability whatsoever for (i) the accuracy or inaccuracy thereof, (ii) the wording or text authored or submitted by Client to FDR, for materials to be prepared or for other purposes, (iii) the wording or text appearing on any forms, Transaction Cards or other materials furnished by Client to FDR, or (iv) any noncompliance of such information, data, instruction, wording or text with applicable laws, rules or regulations.

          3. CMC shall have full authority to represent Client and to act fully on Client’s behalf in connection with the Service Agreement and/or this Participation Agreement, including the negotiating with FDR of any amendments, extensions of the term or revisions of the Service Agreement and/or this Participation Agreement, the asserting, negotiating and resolving of any controversy, dispute or claim under the Service Agreement and/or this Participation Agreement and the execution or delivery of any documents.

          4. Client agrees that if CMC shall fail, for more than thirty (30) days following the applicable payment period, to pay any amounts (including but not limited to fees, taxes or other financial obligations directly attributable to Client) due FDR by CMC under the Service Agreement for the services performed by FDR hereunder on behalf of Client, then Client shall pay FDR, upon demand, that portion of the total amount due from CMC to FDR which is applicable to those services performed by FDR for or on behalf of Client, as determined by FDR; provided, however, that in no event shall Client be responsible for any amounts due FDR by CMC for those services for which Client has already made payment to CMC. The provisions of this Section 4 shall not, unless expressly provided for in the Service Agreement, apply with respect to any CMC’s Client which is directly billed by FDR for the services set forth in the Service Agreement.

          5. While this Participation Agreement is in effect, Client will not obtain any of the services covered under the Service Agreement from any other supplier of data processing services (including itself and its corporate affiliates) in connection with its MasterCard and/or VISA card programs, except those services being received by the Client prior to the execution of this Participation Agreement that it has indicated, in a written notice to CMC and FDR on or prior to the date of this Participation Agreement (a copy of which notice is attached hereto), it does not wish to receive from FDR, either (a) because such service(s) is not needed due to the limited nature of Client’s program, or (b) because Client was already providing for such service(s) itself or receiving it from a third party other than FDR on the date of the execution of this Participation Agreement.

          6. That this Participation Agreement is being executed for the benefit of FDR and that FDR has relied upon the existence of this Participation Agreement and the terms and conditions contained in it in electing to provide services to Client through CMC and that FDR would not have elected to provide such services to Client through CMC in the absence of the existence of this Participation Agreement.

          7. If the Client effects settlement for its MasterCard and/or VISA card programs through the settlement accounts of another Client of CMC, Client agrees to indemnify and hold harmless the depository bank where such settlement accounts are maintained against any and all claims, losses, demands or causes of action, including reasonable attorneys’ fees, arising out of or related to the settlement accounts, including without limitation losses arising by reasons of overdrafts or extensions of credit; provided, however, that (a) before seeking indemnity, the depository bank will make a reasonable effort to rectify any overdraft; (b) this indemnity shall not apply to any loss resulting from the wrongdoing of an officer or employee of the depository bank; and (c) each Client’s liability under this indemnity shall be limited to its pro rata share of the claim or loss for which indemnity is sought, which pro rata share shall be determined by multiplying the amount of the claim or loss times a fraction the numerator of which is the total dollar amount of incoming MasterCard and VISA transactions for the undersigned Client’s Cardholders’ activities with the owner of the settlement account during the one month immediately preceding the event giving rise to the demand for indemnity, and the denominator of which is the total dollar amount of incoming MasterCard and VISA transactions during the same time period from all Clients utilizing the settlement accounts of the owner of the settlement account

          8. In all circumstances in which Client expressly incurs payment obligations under the Service Agreement (including those provided for in Section 4 of this Exhibit “B”, if applicable), Client agrees that separate action or actions may be brought against Client, whether action is brought separately against or through CMC or whether CMC and FDR join in any such action or actions. Client waives any right to require FDR to proceed against CMC, and Client waives any defense arising by reason of any disability or other defense of CMC or by reason of the cessation from any cause whatsoever of the liability of CMC.

          9. Upon any termination of this Participation Agreement, Client agrees to open or to leave open for 12 months following such termination an account through which CMC and/or FDR can draw drafts or ACH for reimbursement of lingering charges incurred on behalf of Client

          10. Client hereby grants a security interest to FDR in, and a right of setoff against Client’s right, title and interest, if any, in, any settlement accounts or other funds held by FDR in order to secure Client’s obligations to FDR under the Service Agreement, this Participation Agreement or otherwise.

          11. This Participation Agreement, and all rights and obligations of the parties with respect to matters in connection herewith, arising hereunder or related hereto, shall be governed by and construed in accordance with the laws of the State of Nebraska, and any claim, suit or proceeding shall be subject to the provisions of Section 13.4 of the Service Agreement.

          12. Client and FDR acknowledge and agree that it may not transfer or assign its rights or delegate its obligations, under this Participation Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld.

          13. Each capitalized term used in this Participation Agreement and not defined herein shall have the definition provided for such term in the Service Agreement.

          14. Any notice to Client shall be given by FDR to CMC, and by CMC to Client as provided for in Section 13.5 of the Service Agreement, and shall be given to the following address:

Client:	IndyMac Bank, F.S.B.
Address:	3465 East Foothill Boulevard
Pasadena, CA 91107
Attention:	Jim Jerwers
Telecopy Number:	_________________________________

Any notice to FDR shall be given as provided in Section 13.5 of the Service Agreement. A party may change its address or addresses set forth above by giving the other party notice of the change in accordance with the provision of this section. At the time of the execution of this Agreement, Client’s Tax Identification Number is 95-1186705 and, if Client has a sales tax exemption, Client’s Sales Tax Exemption Number is n/a.

          15. This Participation Agreement, along with the Service Agreement, as such may be amended from time to time, and the CMC Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings among the parties with respect to the subject matter hereof. This Participation Agreement may not be amended except in a writing signed by an authorized officer or representative of each of the parties hereto. This Participation Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument

          16. Despite anything to the contrary in the Service Agreement, or this Participation Agreement, FDR, at its option, may terminate this Participation Agreement under the following circumstances:

(a)

If Client fails to establish the account required by Section I - b(i) of Exhibit “E” (only if applicable to Client pursuant to the provisions of such Section) within two (2) business days after written notice to Client of its failure to establish the account or two (2) business days following delivery of written notice by FDR to Client if Client thereafter fails to maintain the account during the Term of this Agreement.

(b)

If FDR does not receive full payment from Client pursuant to Section I - b(i) of Exhibit “E” (only if applicable to Client pursuant to the provisions of such Section) and Client, within thirty (30) days after written notice to Client of such fact, fails to make full payment to FDR or immediately without notice if FDR has the right more than three times in any twelve month period to give notice under this section, and so provides such notice upon at least one of the three occasions;

(c)

Immediately, without notice, upon the termination of Client’s membership in VISA and MasterCard or both of their successors in interest, if after such termination, Client does not maintain a status that permits FDR to continue to perform its services on behalf of Client;

(d)

If Client fails to pay any Daily Amount when required under Section 17 of this Participation Agreement and does not cure the failure within one (1) day after written notice to Client of the failure or immediately without notice if FDR has the right more than three times in any twelve month period to give notice under this Section 16(d), and so provides such notice upon at least one of the three occasions;

(e)

Upon twenty-four (24) hours notice by FDR if FDR has terminated Interchange Settlement of transactions on behalf of Client pursuant to Section 17 of this Participation Agreement for more than ten (10) consecutive days or for more than twenty (20) days in any Processing Year;

	(f)	If any Insolvency Event occurs with respect to Client

17.	(a)

In order for FDR to provide its settlement services to Client pursuant to this Agreement, it is necessary for FDR to handle and settle Interchange Settlement for Client through the international Interchange networks of MasterCard and VISA. It shall be the responsibility of Client to provide ICA and BIN numbers from MasterCard and VISA, respectively, for use by FDR in the settlement of transactions for Client. Client understands that FDR handles the Interchange Settlement with MasterCard and VISA for its clients including Client on a net settlement basis (the “Settlement System”). To facilitate the Settlement System, FDR has established, will establish or will direct Client to establish and may in the future establish or direct Client to establish one or more interchange settlement Central Clearing Accounts (collectively the “Settlement Account”) at one or more banks.

(b)

FDR shall calculate and FDR or CMC shall inform Client on each business day of the amount of funds to be transferred (the “Daily Amount”) as the result of (i) current transaction processing, and (ii) funding required for incoming transactions of Client If the Daily Amount is negative, Client must transfer to the Settlement Account immediately available funds in an amount equal to the Daily Amount or have available in the Settlement Account, prior to the close of business of the Federal Reserve System in New York on such business day, funds in an amount equal to the Daily Amount If the Daily Amount is positive, FDR will transfer to Client, or will cause MasterCard or VISA to transfer to Client, immediately available funds equal to the Daily Amount prior to the close of business of the Federal Reserve System in New York on such date.

(c)	The Daily Amount shall equal:

	(i)	The Net Settlement Amount for Client, plus

	(ii)	The amount necessary to fund incoming Interchange transactions not yet processed, determined in accordance with the FDR Settlement Rules, minus

	(iii)	The amount previously advanced by Client with respect to prior incoming Interchange transactions for which processing is complete.

(d)

In the event of the failure of Client on any business day when required by the terms of this Agreement or the FDR Settlement Rules, to transfer the Daily Amount to the Settlement Account, or to make available the Daily Amount in the Settlement Account for FDR to draw upon, as applicable, FDR may refuse, without incurring any liability to Client, to act as Client’s agent in discharging any VISA or MasterCard Interchange obligations of Client and shall have the right to immediately notify MasterCard and VISA that it will no longer cause the MasterCard or VISA Interchange obligations of Client to be discharged. In addition to the foregoing, FDR may take such actions with respect to Client’s obligations under the Settlement System as FDR deems reasonable to protect FDR or its customers from any loss arising from Client’s non-payment of the Daily Amount.

(e)

In addition to any other provisions in this Agreement, in the event of Client’s failure to transfer or make available the Daily Amount for any business day, Client shall pay to FDR a late payment fee (the “Settlement Late Payment Fee”) which shall be equal to the amount Client would have been required to pay as a late payment fee under MasterCard and VISA rules. The amount shall be calculated in accordance with the rules and shall continue to accrue until FDR shall have received the Daily Amount from Client. Settlement Late Payment Fees shall be paid to FDR based upon the rules even though FDR may have elected to make settlement with MasterCard or VISA in a timely manner on behalf of Client. If FDR has received funds from VISA and/or MasterCard as a result of Interchange Settlement on behalf of Client and fails to make available the Daily Amount to Client, FDR shall pay to Client a late payment fee based on the Daily Amount calculated in the same manner as the Settlement Late Payment Fee.

(f)

The obligation of FDR to discharge any VISA or MasterCard Interchange obligations of Client shall be solely as an agent of Client in accordance with the terms and provisions of this Agreement and the FDR Settlement Rules. FDR shall have no independent obligation with respect to the discharge of the Interchange obligations of Client.

(g)

In the event that MasterCard or VISA shall notify FDR of any violation of the rules and regulations of MasterCard or VISA, relating to Client or transactions processed for Client, FDR shall have the right, without liability to Client, to terminate Interchange Settlement of transactions on behalf of Client under this Agreement until the time as FDR shall have been notified by MasterCard or VISA that the violation has been corrected.

(h)

Client acknowledges that performance of Interchange Settlement involves the settlement of certain of Client’s transactions jointly and on a combined net basis with the settlement of transactions of other customers of FDR. Accordingly, the payment or receipt by FDR of settlement monies on behalf of Client may be dependent on equivalent payments or receipts being received or made by or for other customers of FDR and in respect of transactions involving Transaction Cards issued by such other customers. FDR and Client will cooperate and use all reasonable resources to identify the reason for any settlement failure and shall attempt to work to its resolution.

(i)

FDR shall be entitled without further inquiry to execute or otherwise act upon (i) instructions or information or purported instructions or information received through the MasterCard and VISA payment systems and instructions or information, or (ii) purported instructions or information received in accordance with the MasterCard and VISA rules or settlement manuals otherwise than through the payment systems or in accordance with the FDR Settlement Rules notwithstanding that it may afterwards be discovered that the instructions or information were not genuine or were not initiated by Client. Such execution or action shall constitute a good discharge to FDR, and neither FDR nor CMC shall be liable for any liability, damage, expense, claim or loss (including loss of business, loss of profit or exemplary, punitive, special, indirect or consequential damages of any kind) whatsoever arising in whatever manner, directly or indirectly, from or as a result of the execution or action.

(j)

Client agrees to discharge their Interchange Settlement obligations to FDR under this Section 17 in full and on first written demand waiving any defense, setoff or right of counterclaim (without prejudice to the ability of Client to pursue these independently) and notwithstanding any act or omission or alleged act or omission or any insufficiency or deficiency that there is or has been or that may be alleged in the performance by FDR of its obligations under this Agreement or otherwise. FDR agrees, however, that it shall not setoff against any payment to be made by it to Client or on their behalf pursuant to this Section 17 any amount due and payable by Client to FDR (without prejudice to the ability of FDR to pursue these independently) other than amounts due and payable by Client or on their behalf to FDR pursuant to this Section 17.

(k)

If Client terminates this Agreement or if Client ceases to obtain processing services from FDR under this Agreement in a manner which results in fees or charges relating to Client’s Accounts continuing to be included as a part of FDR’s net settlement with MasterCard or VISA, FDR may obtain daily payment from the Settlement Account established under Section 17(a) or Client will provide FDR immediately upon notice with access to an account of Client’s funds, not requiring signature, which FDR may draw upon in order to receive payment for such fees and charges. FDR will provide Client with documentation for all fees and charges paid on behalf of Client.

          18. If FDR elects to terminate the Service Agreement as provided for in Section 9.1 of the Service Agreement, then FDR, with reasonable approval of wording by CMC, may, at its option, deliver a copy of such notice to CMC’s Clients.

          19. Upon the expiration or termination of this Participation Agreement, Client shall pay FDR, at FDR’s then current rates, for each activity completed by FDR in order to accomplish Client’s Deconversion and for all costs, including postage or shipping, of complying with Section 10.1 of the Service Agreement. FDR shall, upon notice of Client’s impending Deconversion, provide Client with a list of the Deconversion related expenses which are expected to be incurred by FDR in connection with Client’s Deconversion (the “Estimated Deconversion Fee”), and Client shall pay directly to FDR, prior to Deconversion, an amount equal to the Estimated Deconversion Fee in lieu of actual Deconversion expenses which shall be calculated following the Deconversion. Any additional amounts owed to FDR by Client or any refunds due Client by FDR following such calculation of the actual Deconversion expenses shall be paid directly to FDR by Client or directly to Client by FDR upon delivery of such final calculation of such expenses to Client by FDR. In no event shall CMC be liable for any expenses incurred by FDR in connection with Client’s Deconversion. Anything in this paragraph to the contrary notwithstanding, in the event that CMC terminates the Service Agreement pursuant to the provisions of Section 9.2 of the Service Agreement, Client shall not be responsible for any expenses incurred by FDR in connection with any normal Deconversion related services performed by FDR in connection with such Deconversion.

          IN WITNESS WHEREOF, the parties to this Agreement have caused it to be executed by their duly authorized signature as of the day and year first written above.

IndyMac Bank, F.S.B.
Name of Client

By:	/s/ Richard Wohl

Name: Richard Wohl

Title: President and COO

Date: 9/26/01

ACCEPTED AND AGREED TO:

FIRST DATA RESOURCES INC.		CARD MANAGEMENT CORPORATION

By:	/s/ Donal J. Gogarty	By:	/s/ James C. Bailey Jr.

Name: Donal J. Gogarty		Name: James C. Bailey Jr.

Title: V.P.		Title: C.O.O.

Date: 10/5/01		Date: 9/19/01

EXHIBIT E-1
TO SERVICES AGREEMENT

EMPOWERMENT POLICY
(Customer Services)

          Client hereby authorizes CMC to take the actions below in the situations described below. If the required conditions for a specific action are not met, or if a Person calling or writing CMC does not meet the definition of a CH or MR, CMC will not take such action.

CARDHOLDER SERVICING

General CH inquiries: CSR will process any CH request for answers to questions, research, disputes, chargebacks, and similar items if CH sends a written request or calls.

Address Change: CSR will process an address change if CH sends a written request or calls.

Annual Fee Waiver: CSR will process an annual fee waiver or refund if:

•	The Account is closed within thirty days after the CH received statement showing that the Account was charged; or

•

CH indicates the annual fee is the only reason for CH closing Account and the Account is in good standing, in the reasonable discretion of the CSR. Although such waiver or refund will be effective only for the year in which the request is made, no limit applies to the number of times the action may be taken for any one Account; or

•	It is the only amount on a closed Account.

Finance Charge Reversal: CSR will process a finance charge reversal if:

•	It is the only amount on a closed Account; or

•	A payment was posted late due to an error, the determination of error being in the reasonable discretion of the CSR; or

•	CH accidentally paid the incorrect amount. CH’s word shall be acceptable.

Late Fee Reversal: CSR will process a late fee reversal if:

•	On a customer relations basis one-time only, which is determined by a memo retained on Account masterfile record; or

•	Fee incurred due to a processing error outside of CH’s control, the determination of error being in the reasonable discretion of the CSR; or

•	It is the only amount on a closed Account.

Overlimit Fee Reversal: CSR will process an Overlimit fee reversal if:

•	On a customer relations basis one-time only, which is determined by memo retained on Account masterfile record; or

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•	Fee incurred due to a processing error outside of CH’s control, the determination of error being in the reasonable discretion of the CSR; or

•	CH is not aware of an outstanding authorization, which takes away available credit. CH’s word shall be acceptable; or

•	It is the only amount on a closed Account.

Returned Check Charge Reversal: CSR will process a returned check charge reversal if:

•	Fee incurred due to a processing error outside of CH’s or their bank’s control, the determination of error being in the reasonable discretion of the CSR; or

•	It is the only amount on a closed Account.

Equity Check Less than Minimum Advance Fee Reversal: CSR will process an Equity check less than minimum advance fee reversal if:

•	On a customer relations basis, one-time only as determined by a memo retained on Account masterfile record; or

•	It is the only amount on a closed Account.

Premature Account Closure Fee Reversal: CSR will process a premature Account closure fee reversal if:

•	Only amount on a closed Account.

Name Change: CSR will process a name change if:

•	CMC receives a copy of a verifying legal document from CH, such as a marriage license, or driver’s license, etc; or

•	CSR determines, in CSR’s sole discretion, that any such field in the Account masterfile record is inaccurate.

Freezing An Account: “Freezing” means to block usage of an Account by entering an FDR System status code of “F” CSR will process the Freezing of an Account if:

•	CSR believes, in CSR’s sole judgment, there may be suspicious activity on the Account; or

•	If CH requests to temporarily suspend charging ability.

Unfreezing An Account: CSR may unfreeze an Account if:

•	CH so requests and can clarify suspicious activity to CSR’s satisfaction; and

•	An Account automatically frozen through PCF settings becomes current and within the credit limit; and

•	CH requests to remove temporarily suspension of charging ability.

Closing An Account: CSR will process an Account closing if CH sends a written request or calls. If cancel request received within three (3) years of open date, CSR will advise CH and post a Premature Account Closure Fee of $350.00 to the Account:

Authorization Override: CSR may override or perform a manual authorization when there is sufficient available credit for the transaction and the expiration date is valid.

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Deleting an Authorization: CSR may delete an authorization when:

•	Merchant requests authorization be removed and verifies transaction information; or

•	Charge and authorization are both appearing on Account (CH’s word is acceptable).

Retrieval Request Fee: CSR will process the posting of a retrieval request fee to an Account if:

•	CH ‘requests a copy of a particular Transaction Card Ticket and the transaction appears, in the reasonable discretion of CSR, to be a legitimate charge of CH; and

•	The Merchant name on the ticket is similar to that on that transaction on CH’s monthly statement.

CSR will not process the posting of such fee if CSR feels, in the CSR’s reasonable discretion, that circumstances indicate that to do so would not be in the best interest of the relationship with the CH. The retrieval request fee is a debit to the Account of $5.00 unless Client has indicated a different amount to CMC in writing. Client warrants to CMC that the assessment of a retrieval request fee has been properly disclosed to CH’s. Client is usually charged for all retrievals of transaction copies through Card Associations as specified in Rules.

Chargeback Minimum: The Rules do not allow processing of chargebacks on certain types of transactions if they are below a minimum stated in the Rules, which minimum is currently $25.00. However, if CH disputes any type of transaction that is below $25.00 (or whatever such amount may be changed to in the Rules), CSR will credit CH’s Account at Client’s expense, without actually processing a chargeback. The foregoing notwithstanding, recurring mail/telephone transactions (for example, monthly fees for America On-Line, Prodigy, etc.) will not be credited without processing a chargeback, regardless of amount, but will be charged back in the normal manner. A memo of the credit will be recorded on the Account masterfile record.

Non-Reissue / Special Fees: If, in the sole discretion of CMC, the calls, requests or demands of any particular CH are consistently excessive in number or duration or are consistently unreasonable, or if CH is consistently abusive to CSR’s, CMC will contact Client for action to be taken on the Account. Client agrees that in the event Client elects to retain any such Account, each such Account may be subject to Special Fees from CMC to Client.

Card Activation: CSR will activate the Account at the request of the CH upon verification of their name, address, home or work telephone number and social security number.

Warning Bulletin: The Card Associations’ warning bulletins, whether electronic or paper, are designed to warn Persons having access to warning bulletin listings not to accept the listed Accounts for payment. Listing of Accounts onto the warning bulletins may result in Processing Fees charged to Client and other fees charged directly from the Card Associations. CSR will process the listing of an Account onto the warning bulletins if:

•	If the Account if 90 Days Delinquent and CSR is statusing the Account revoked (E); or

•	If the Account is statused Lost (L) or Stolen (U); or

•	If the Account has an external status and charges or attempts to charge are made on the Account.

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Accounts may be placed on the warning bulletin for whatever length of time CSR determines in CSR’s sole discretion, provided however, that nothing shall obligate CSR to place such Account on the warning bulletin. If an Account is already listed on the warning bulletin for any reason, and CSR, in CSR’s sole discretion, determines that the time the Account is on the warning bulletin should be extended, then CSR will process an extension of such listing for whatever length of time CSR determines in CSR’s sole discretion, provided however, that nothing shall obligate CSR to monitor and extend the listing of Accounts whose listing on a warning bulletin is expiring.

Temporary Prohibitions of Authorizations on Account: If there is information needed on an Account, CSR may, in CSR’s sole discretion, process the entry of an “A” status onto such Account by entering an FDR System status code of “A.” An Account with an “A” status means a code has been entered into the Account masterfile record, which will cause the FDR System to block authorization of transactions on such Account with a message to contact the Card Issuer. CSR will remove such status if CH contacts CSR and provides the needed information.

Account Transfers: CSR may, in CSR’s sole discretion, process the transfer of information from an Account that is statused lost (“L”) or stolen (“U”) to a new Account.

Providing CH Information to agents of Client: CSR will provide Account information to branch personnel who contact a CSR if the Person provides their name and branch location. The purpose is usually to allow employees of Client access to information. CSR may also verify the availability of funds for an Equity check.

Cycle Code Requests: CSR will process a change in the cycle code, which determines the time of month that CH’s statement is produced, if CH requests such a change. CSR must explain the process as it relates to finance charges and the minimum payment.

Pin Number Request: CSR will process production of a PIN mailer if CH sends a written request or calls. Equity Check Request: CSR will process an equity check reorder if CH sends a written request or calls.

Adding or Correcting CH’s Mother’s Maiden Name, Date of Birth, Social Security Number or Federal Tax Identification Number: CSR will process the addition or correction of CH’s mother’s maiden name, date of birth, social security number or federal tax identification number if

•	CH calls; or

•	CSR determines, in CSR’s sole discretion, that any such field in the Account masterfile record is missing or inaccurate; or

•	CH sends a written request; CSR may, but shall not be required to, request proof of information acceptable in CSR’s sole discretion, such as, for example, a copy of CH’s driver’s license.

Credit Balance Refunds: CSR may process an adjustment to refund a credit balance on an Account if CH calls and/or writes requesting a refund of a credit balance.

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Adding or Correcting CH’s Phone Numbers: CSR will process the addition or correction of CH’s home and/or work phone numbers if:

•	CH sends a written request; or

•	CH calls; or

•	CSR determines, in CSR’s reasonable discretion, that any such field in the Account masterfile record is missing or inaccurate.

Statement Copy Fee: CSR will process the posting of a statement copy fee to an Account if:

•	CH requests that a copy of the Account statement be made and sent; and

•	This is not the first request, which is determined by a memo retained on Account masterfile record; and

•	The request was not due to CH’s never having received statement due to wrong address or other cause beyond CH’s control.

CSR will not process the posting of such fee if CSR feels, in the CSR’s reasonable discretion, that circumstances indicate that to do so would not be in the best interest of the relationship with the CH. The statement copy fee is a debit to the Account of $4.00 unless Client has indicated a different amount to CMC in writing. Client warrants that the assessment of such statement copy fee has been properly disclosed to CH’s.

Reissue Card: CSR will process the reissue of a Card and/or mailing of plastics if all of the following criteria are met

•	No current derogatory internal or external status codes exist; and

•	Account is within credit limit; and

•	CH states to the CSR that CH is requesting reissue of Card for one of the following reasons, as to which CH’s word shall be acceptable:

	•	Magnetic strip or chip is damaged; or

	•	Card has been accidentally cut up or damaged beyond use; or

	•	Card was taken by an ATM; or

	•	Card has a misspelling of the CH name.

Auto Pay: At CHs request, CSR will make arrangements to have the FDR System generate automatic payments from a DDA designated by the CH after receiving the appropriate signed documentation and voided check from CH.

Accelerated Payment Service Payments: CSR will process the generation of Accelerated Payment Service (“APS”) payments either at CH’s request or if the CSR suggests to CH making payments via APS and CH agrees. Client agrees that APS fees, including fees for the notification letter, will be passed to the Client. CSR will process a fee of $3.00 to the CH Account.

Changing Post Date/Effective Date of Payment: CSR will process the changing of a payment posting date and/or effective date if:

•	CH made two payments in one statement cycle and states to the CSR that one of the payments was intended for a different statement cycle; or

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•	The effective date is due to an error outside of the CH’s control, as determined in the reasonable discretion of the CSR.

Non-sufficient Funds Checks: CSR will process the posting of a payment reversal to an Account if the Lock-Box Bank provides the CSR notification of a check returned due to non sufficient funds (“NSF Check”), either in the form of a copy of the check or a form that clearly describes the details concerning the NSF Check. The originals of such forms are normally provided to Client by the Lock-Box Bank. Client hereby authorizes the Lock-Box Bank, if any, to provide CMC with a copy of such form so that CSR can process the payment reversal as timely as possible.

Equity Check Stop Payment: CSR will initiate a stop payment order to an equity check at the request of the CH. CSR will post a stop payment fee of $10.00 to the Account.

Exception Item Review – Stop Suspects: CSR will process a pay/no pay decision for each item identified as a “Stop Suspect” by the FDR Transaction Processing System (TPS) as follows:

•	A “no pay” decision will be entered through the Advanced Customer Support (ACS) system if the payee on the TPS system matches the payee on the FDR system.

•	A “pay” decision will be entered through the ACS system if the payee on the TPS system and the payee on the FDR system do not match.

COLLECTING DELINQUENT AND/OR OVERLIMIT ACCOUNTS

Skip Tracing: If CH is delinquent, CMC collector will utilize Directory Assistance, Fast Data and/or First Pursuit to locate CH. Client agrees that CMC will pass through Fast Data and FirstPursuit fees for the program from FDR to Client.

Bankrupt Accounts: If Client indicates to CMC in writing a contact person at Client for handling of CH bankruptcies (“Bankruptcy Contact”), then for each bankruptcy notice forwarded to CSR along with the Bankruptcy Contacts written instructions to do so, CSR will either:

•	File proof of claim with applicable bankruptcy court in the Chapter 13 bankruptcies; or

•	Send reaffirmations to debtors’ attorneys in Chapter 7 bankruptcies, upon such attorneys’ requests.

Consumer Credit Counseling Service: If Client indicates in writing to CMC a contact person at Client for handling CH Consumer Credit Counseling Service (“CCCS”) issues (“Counseling Contact”), then Client may forward all CCCS proposals to CSR along with Counseling Contact’s complete written instructions, and CMC will process them accordingly, if reasonable.

Deceased Queue: If the CSR is informed that the customer is deceased, a CSR will attempt to confirm the date of death either by the death certificate or through the Social Security Administration. Once the date of death is confirmed, the account will then be removed from CMC’s workflow and client agrees to process any further inquiries.

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Adding Revoked Status: CSR will process the entry of a revoked (“E”) status code onto an Account masterfile record if:

•	Account is 2 or more statement cycles delinquent; and

•	CH has either: bounced a check, or lost employment, or refuses to make Payment Arrangements.

An Account with “E” status means a code has been entered into an Account masterfile record, which will cause the FDR System to decline authorization of transactions on such Account and to request that the merchant entering the authorization withhold the Card from a Person attempting to use the Card.

Removing Revoked Status: CSR will process the removal of a revoked (“E”) status code from an Account masterfile record if the Account is current and within the credit limit and three consecutive payments have been made.

Collection Routines and Payment Arrangements: When collecting on a Delinquent Account, CSR will always attempt to collect the entire amount due, including late fees, to immediately bring the Account to a current status. There are times when the CH is not able to remit the full amount required to bring the Account current. The CSR will be authorized to proceed through the Payment Arrangement (“Payment Arrangement” means allowing the CH to make incremental payments that are individually less than the current total amount due under the Account agreement, but that in the aggregate will bring the Account current in 90 days or less) procedure identified in Exhibit C-2, Collection Procedures and Performance Guidelines for Collection Services, routines in an effort to assist the CH to bring the Account to a current status over a reasonable period of time. No reaging of an Account is authorized and Partial Payments do not advance the Due Date. When collecting on Accounts and communicating with CH regarding payment dates, CSR will speak in terms of calendar days and dates that coincide with the parameters defined below in terms of FDR Days. Collection and Payment Arrangement routines will proceed according to the delinquency status of the Account, based on the number of days delinquent as reflected on the FDR processing system (“FDR Days”):

•	Western Union Payments: CSR will process the generation of Western Union payments if Account is Delinquent, and the CSR suggests to CH making payments via Western Union, and CH agrees.

•

Express Mail Payments: CSR will process the generation of Express Mail payments if CH is delinquent, and the CSR suggests to CH making payments via Express Mail, and CH agrees. Express Mail address is CMC’s physical address.

GENERAL PROVISIONS

•

Even if all listed conditions are met for a certain action, Client hereby authorizes CSR to refuse to perform that action if CSR believes, in CSR’s sole discretion, that undertaking such action might result in a loss to Client; provided, however, that the foregoing shall not require or obligate a CSR to refuse to perform an action under such circumstances.

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•

If a CSR believes that taking a particular action which is not authorized in this Exhibit E-1 would benefit the CH or MR or promote CH or MR goodwill, CMC will contact Client and will only take such action if so instructed by Client; provided, however, that the foregoing shall not require or obligate CMC to contact Client or to perform an action under such circumstances.

•

All written requests for empowered actions must be signed. If a signature is entirely illegible or does not appear to be, in CSR’s sole discretion, the signature of CH or MR, or if a written communication is unsigned, CSR will attempt to call the Cardholder or Merchant, respectively. The writer of such communication shall not be considered a CH or MR until the CSR receives a signature, which appears to be, in CSR’s sole discretion, that of a Person defined as a CH or MR, as applicable. Under no circumstances shall CMC be obligated to authenticate a signature, such as by comparison to a specimen known to be authentic. All determinations of a CSR as to signature authenticity shall be conclusive. If a Person meets the definition of CH or MR, CMC shall be entitled to respond to the requests from and follow the instructions of such Person, without further inquiry as to his or her identity.

•

Written communications transmitted by facsimile shall be as acceptable in all situations as an original document. Client authorizes CMC, in performing the empowered actions under this Exhibit E-1, to send and receive information to and from Client by electronic mail via the Internet.

•

All memos not referred to herein as being retained for a stated duration will drop from Account masterfile record after the number of months specified in PCF. All memos incur storage fees as Processing Fees.

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EXHIBIT F
TO SERVICES AGREEMENT

CLIENT RESPONSIBILITIES

          Client’s responsibilities under this Agreement shall be performed in compliance with CMC Laws and include the following:

1. Client shall be the creditor on all Accounts established under the Card program and the issuer of all Cards and shall supply all funds required for operation of the Card program, including those borrowed by Cardholders. All Accounts and all right, title and interest therein shall be the property of Client. Client shall determine the credit standards for Accounts and shall make all credit decisions on applications and Accounts. Client shall determine all features, terms and conditions applicable to the Card Accounts, even though CMC may have assisted Client with the planning for and/or analysis of such items. Client assumes all risks of ownership of the Accounts, including all credit, fraud and counterfeit losses, and all fines and costs of compliance or non-compliance with all Rules and Requirements of Law (except to the extent the same are incurred due to CMC’s failure of compliance with any CMC Laws).

2. Client shall effect daily Interchange Settlement directly with FDR in accordance with the terms of Client’s Participation Agreement with FDR, which, upon execution, shall be incorporated as Exhibit D hereof. From the daily settlement and accounting information sent to Client from either CMC or FDR, Client shall be responsible for the daily maintenance and reconciliation of all of Client’s accounting and related general ledger entries.

3. Client shall provide CMC with each of Client’s credit bureau subscriber codes that Client desires CMC to use in connection with reporting to credit bureaus and authorizes CMC and FDR to provide credit information to credit bureaus and to obtain credit bureau reports from credit bureaus on its behalf using such subscriber codes. Client agrees to bear and pay the charges for any such credit bureau services and any associated additional Processing Services fees incurred therefrom.

4. All PCF and RMS parameters in the FDR System that CMC builds for Client contain default settings which Client may choose to adjust. CMC shall provide Client with documentation showing all of Client’s PCF and RMS settings in the FDR System, including settings selected by Client and any unchanged default settings. Client shall review and approve such settings displayed in such documentation prior to initial implementation of Client’s Card program. After initial implementation, Client shall review documentation provided by CMC and/or FDR to Client which will display Client’s. Client shall notify CMC, in writing, of any errors in such PCF or RMS settings within thirty (30) days after the date of such documentation. Notwithstanding anything to the contrary in Section 6.3 or elsewhere in this Agreement, if such notice is not provided within such time limits, any errors in those PCF or RMS settings which are discoverable by review of the documentation provided to Client shall not be indemnifiable hereunder or be considered a breach of this Agreement. The foregoing notwithstanding, if Client converts an existing FDR System for CMC to service hereunder, this paragraph does not apply, because all PCF and RMS settings were previously established by Client.

5. Client needs FDR’s PCF and RMS manuals to interpret and review the reports containing Client’s PCF and RMS settings. CMC shall make available to Client a copy of FDR’s PCF and RMS manuals (for which Client agrees to pay FDR’s then-current charges). Client shall provide CMC with written notice, as far in advance as practicable, of any request for changes to the System, to any PCF or RMS settings, or to any functions or procedures relative to any Services (Change Request). In order to minimize errors in the operation of the System or of functions and procedures following implementation of such changes, CMC and/or FDR perform reasonable analysis, due diligence review, tests, and other internal procedures relative to each Change Request (these procedures, whether written or unwritten, are called Change Control Processes). Client shall review and approve such changes prior to implementation of the Change Request. After implementation thereof, Client shall review documentation provided periodically by CMC and/or FDR to Client, including documentation displaying Client’s PCF and RMS settings. Client shall notify CMC, in writing, of any errors discernable by review of such documentation within thirty (30) days after the date of such documentation.

          Client and CMC understand and agree that Client will sometime submit Change Requests for which, due to time or costs restraints imposed by Client, CMC and/or FDR cannot implement the customary Change Control Processes, or for which Client may instruct CMC to bypass or forego customary Change Control Processes. In such cases, CMC will notify Client, as soon as practicable, if it will not be feasible for CMC or FDR to perform the Change Control Processes for any particular Change Request. If, in such event, Client nevertheless chooses to instruct CMC or FDR to implement such a Change Request by executing a written waiver so directing CMC or FDR to implement, Client shall pay CMC and/or FDR for any unusual implementation, operation, compliance, recovery or other associated costs. Client hereby agrees that any undesirable processing results due to a Change Request being implemented pursuant to Client’s written waiver without performing Change Control Processes, shall not be considered a breach by CMC under this Agreement. Subject to the limitation of liability set forth in Article 7 of this Agreement, Client shall indemnify and hold harmless CMC Group Members from and against any Losses arising out of any claims or demands by any party resulting from a Change Request being implemented pursuant to Client’s written waiver without CMC or FDR following the Change Control Processes.

6. Client shall be responsible for, and shall periodically (but no less often than semi-annually) review and approve, the compliance with Rules and Requirements of Law and with the requirements of CMC and FDR of the form, content and triggering parameters of all its written materials used in its Card program (including marketing materials, Computer Letters, forms, Cardholder Account statements and other written materials provided to Cardholders) and the establishment of the formulas for calculation of data and the placement of data contained in Cardholder Account statements.

          CMC may, from time to time, provide samples of Computer Letters, forms, procedures, data processing system features and other information to assist Client in determining some internal procedures or to assist Client in designing some forms or documentation. Client acknowledges that such example forms, documents and procedures are provided as a courtesy to Client, and Client shall not rely on the same as complying with Rules and Requirements of Law.

7. Client shall review and monitor all reports (in paper or microfiche form, or available on-line or through other electronic media) provided to Client by CMC.

8. Client will be the repository of the originals of all Cardholder applications and Cardholder file maintenance written documentation which is not maintained on the System, for whatever record retention period Requirements of Law may specify. Client will furnish photocopies or facsimile copies of original documents for CMC to utilize in making data entries on behalf of Client. CMC will not retain photocopies or facsimile copies of such data entry documents in any form for more than six months following the data entry date and will destroy any such photocopies or facsimile copies in a reasonably secure manner. If Client provides to CMC original documents for data entry, CMC will retain such original documents for a period of six months after which time such original documents will, at CMC’s option or at Client’s written request, be shipped to Client who shall thereafter be responsible for maintaining such originals as required by Rules or Requirements of Law. Original payment stubs shall be retained by the Lock Box Bank. FDR stores System generated reports and monthly Account statements on microfiche or other storage media.

9. Client shall be responsible for the accuracy and completeness and the compliance with Rules and Requirements of Law of all information, data, wording or text, or instructions submitted to CMC or FDR by Client for any purpose under this Agreement. CMC shall be entitled to rely upon and use the foregoing without verification.

10. Client shall provide adequate and proper training for those of Client’s personnel who will have on-line System access as to the use of all System features, reports, equipment and functions. If Client utilizes on-line System access features or on-line functions offered by CMC, Client shall be responsible for delegating and controlling personnel access to such System and functions and the data contained therein, including the proper segregation of duties, use of passwords and other security access to such System, functions, processes and data. Client shall make available daily to CMC a representative(s) for periodic decisions, who shall be designated to CMC in writing by an officer of Client.

11. Client shall notify CMC in writing as far in advance as reasonably practicable of any marketing, promotions, or other projects (such as the acquisition of an existing portfolio of Accounts) intended to materially change the number of Accounts serviced hereunder. Notice shall include the number of Accounts expected to be added or deleted as a result of such activity, foreseeable factors that may cause a material change in the volume of Customer Service, and expected timing of the foregoing.

          CMC shall use reasonable efforts to meet Client’s time frames for any such changes. As soon as practicable after receipt of such notice, CMC will notify Client of CMC’s time estimate for CMC to support such changes in Client’s program. If Client chooses to implement such changes without providing CMC reasonably sufficient time to support such changes: (i) any breach of this Agreement by CMC which is the direct result of Client’s decision to proceed shall not be considered a breach; and (ii) Client shall pay CMC for any incremental, reasonable out of pocket expenses incurred by CMC as a direct result of implementing such changes without reasonable lead time. Subject to the limitations of liability set forth in Article 6 of this Agreement, Client shall indemnify and hold harmless CMC Group Members from and against any and all

Losses arising out of any claims or demands by any party directly resulting from CMC implementing such changes without sufficient lead time, at the instruction of Client. Client shall provide CMC copies of any marketing or promotional materials as far in advance as reasonably practicable prior to implementing such projects. Put original language back per agreement

EXHIBIT G
TO SERVICES AGREEMENT

Glossary

1.	“Account” means a Cardholder or Merchant account, as applicable, to be serviced hereunder.

2.	“ACH” has the meaning specified in Exhibit B.

3.

“Acquirer” means a Person, including Client, if applicable, which has a contractual arrangement with a merchant to obtain Transaction Card Tickets from the merchant and present the Transaction Card Tickets through an Interchange to a Card Issuer. “Acquire” means the act of obtaining and presenting such Transaction Card Tickets.

4.

“Affiliate” means, when used with reference to a specific Person, any Person that, directly or indirectly, or through one or more intermediaries, owns or controls, is owned or controlled by, or is under common ownership or common control with such specified Person. As used herein, “control” means the power to direct the management or affairs of a Person and “ownership” means the beneficial ownership of 50% or more of the equity securities of the Person.

5.

“Agent Bank” means any financial institution for which Client is a sponsor into membership with a Card Association for the purpose of issuing Cards or Acquiring Transaction Card Tickets on behalf of such financial institution.

6.	“Agent Bank Employee” means an employee of an Agent Bank.

7.	“Agreement” means this Services Agreement as supplemented and amended in writing from time to time, including the exhibits attached the Services Agreement.

8.

“Annual Period” means any calendar year during the term of this Agreement, except that the first Annual Period shall mean the period beginning on the Effective Date and ending on the following December 31.

9.	“App System” has the meaning specified in Exhibit E-3.

10.	“Approve” as used in Exhibits E-2 and E-3, has the different meanings specified therein.

11.	“APS” has the meaning specified in Exhibit E-1.

12.	“Associated Names” means, as to a particular Cardholder, any Person whose name is listed in such Cardholder’s Account masterfile record as an associated name.

13.

“Authorized Representative” means, as to Client (i) an officer of the Client with a title of Vice President or higher; or (ii) a Person whose name, title and specimen signature has been certified to CMC as authorized by Client’s board of directors to bind Client hereunder; or (iii) a Person who has been designated in writing by a Person described in

(ii) as authorized to bind Client hereunder. The term means, as to CMC, either the President, Executive Vice-President or the Chief Financial Officer.

14.	“Authorized User” means a Cardholder who is authorized to use an Account but who is not financially obligated under such Account.

15.	“Average Monthly Service Fees” has the meaning specified in Section 7.1(a).

16.	“Bank Card Association” means MasterCard or Visa.

17.

“Bank Card” means a credit card account, charge card accounts, debit card account, or similar instrument (whether or not a physical card is provided to a Person) that is issued to a Person by a licensee of a Bank Card Association.

18.	“Bankruptcy Contact” has the meaning specified in Exhibit E-l.

19.	“Billing Dispute” has the meaning specified in Exhibit B.

20.	“Business Day” means Monday through Friday, excluding federal bank holidays.

21.	“CAE” has the meaning specified in Section 2.1.

22.	“Card” means Bank Cards and all Other Cards.

23.	“Card Association” means (i) Bank Card Associations and (ii) Other Card companies (e.g., Diner’s Club, Discover, JCB, American Express, debit card networks, links, or other brand name card companies).

24.

“Cardholder” means any Person (or, collectively, Persons) to whom a credit or debit Card account is issued (or who has applied for such) by Client (whether or not a physical card is provided), or by any Agent Bank of Client or Affiliate of Client, which account was or is or is to be serviced in some manner by CMC pursuant to this Agreement.

25.	“CCCS” has the meaning specified in Exhibit E-1.

26.

“CH” means any Person who calls CMC and states he or she is (i) the Cardholder or an Associated Name, and can provide information that is essentially the same as that which is on the FDR System’s on-line screens for any three of the Security Check Fields; (ii) an Authorized Representative of Client; or (iii) an Agent Bank Employee. The term “CH” shall also include any Person who communicates with CMC and is the name of (i) the Cardholder or an Associated Name; (ii) an Authorized Representative of Client; or (iii) an Agent Bank Employee.

27.	“Change Control Processes” has the meaning specified in Exhibit F.

28.	“Chargeoff” means removal of the Account balance from the total outstanding ledger balances on the FDR System, and categorizing such Account as a charged off Account on such System.

29.	“Client” has the meaning specified in the introductory paragraph of this Agreement.

30.	“Client Data” means all data or other information provided by Client, its Customers or any consumers of Client, or obtained or created by CMC, in connection with the performance of Services.

31.	“Client Group Members” has the meaning specified in Section 6.1.

32.

“Client Services” includes Inquiry Services, System Support, FDR Relationship Liaison, Financial Analysis, Marketing and Customer Information File Plus, as all of the foregoing capitalized terms are defined in Exhibit A.

33.	“CMC” has the meaning specified in the introductory paragraph of this Agreement.

34.	“CMC Group Members” has the meaning specified in Section 6.2.

35.	“CMC Laws” has the meaning specified in Section 2.2.

36.

“CMC System” means one or more of the data processing systems of CMC (including those subcontracted by CMC or used by CMC under licensing agreements with other vendors), including all related masterfiles, transaction records, history records, archived data, and similar data and information. It is acknowledged and agreed that the masterfiles, transaction records, history records, archived data, and similar data and information relative to Client’s Card program are the property of Client.

37.	“Code” has the meaning specified in Section 2.2.

38.

“Collection Letter(s)” means Computer Letters that inform the Cardholder of his/her Delinquent or Overlimit status, and that may identify the action required of the Cardholder and/or the action that must be taken by Client. The Collection Letters are only prepared and sent if they have been previously reviewed, approved, and set up on the System and/or PCF either by Client or as a result of Client’s written authorization, indicating its review and approval of such content and PCF settings.

39.	“Collection Services” has the meaning specified in Exhibit A, as further detailed in Exhibit C-2.

40.	“Computer Letter” means letters residing in the System to be generated by the System and triggered either by Client’s PCF settings or by data entry of a transaction code.

41.	“Counseling Contact” has the meaning specified in Exhibit E-1.

42.	“CPI-U” has the meaning specified in Exhibit B.

43.

“Credit Services” has the meaning specified in Exhibit A and includes Credit Limit Change Request Processing also referred to as CLCR Processing (as defined in Exhibit E-2) and Application Processing also referred to as App Processing (as defined in Exhibit E-3).

44.	“Critical Fields” means the Account number, credit limit and the Cardholder’s name, address, social security number, numeric date of birth and numeric income.

45.	“CSR” means a CMC customer service representative, a CMC employee whose primary responsibility is to work with Customers, and includes those CMC employees who perform Collection Services.

46.	“Customer” means either a Cardholder or a Merchant of Client.

47.

“Customer Services” includes Primary Services (which includes Cardholder Primary Services and Merchant Primary Services) and Operational Services (which includes Cardholder Operational Services [including Cardholder Chargebacks and Cardholder Security/Fraud], Merchant Operational Services [including Merchant Help Center and Merchant Chargebacks], General Operational Services [including Accounting/Settlement and Interactive Voice Response]), Excess Call Volume and New Account/Application Data Entry, as all of the foregoing capitalized terms are defined in Exhibit A.

48.

“Day(s)” or “Days Past Due” means the number of days that have passed since the first billing cycle closing date in which an Account became Delinquent. Thirty (30) days must be subtracted from the number of days displayed by the FDR System to reflect true Days Past Due. For example, the FDR System data and reports that show 90 Days are actually 60 Days past the actual cycle date due. “X Days Delinquent” or “X Day Accounts” or “FDR Days Past Due” means those Accounts on which the FDR System indicates that the minimum payment requirement established in PCF or in Account masterfile settings has not been paid for X or more calendar days past the billing cycle closing date by which payment was due, where “X” represents a specified number of days which is thirty (30) days more than the true Days Past Due. “X - Y Days Delinquent” or “X - Y Day Accounts” or “X to Y FDR Days Past Due” means those Accounts on which the FDR System indicates that the minimum payment requirement established in PCF or in Account masterfile settings has not been paid for somewhere between X - Y calendar days past the billing cycle closing date by which payment was due, where “X” and “Y” represent specified numbers of days, which numbers are thirty (30) days more than the true Days Past Due.

49.	“DDA” has the meaning specified in Exhibit B.

50.

“Deconversion” means the process of programming or changing PCF or performing other similar functions related to transferring or removing all or any portion of Customers’ Accounts or Account data (i) from or within the System; or (ii) from or within CMC’s association with or access to the System; or (iii) to another financial institution; or (iv) to another Client of CMC.

51.	“Deconversion Date” shall mean any date on which Deconversion of all or any portion of Client’s Accounts occurs.

52.	“Deconversion Fees” has the meaning specified in Exhibit B.

53.

“Delinquent” or “Delinquent Account” means the Account of a Cardholder who the FDR System indicates has failed to meet the minimum payment requirements established in PCF or in Account masterfile settings, and appears on the System with a Delinquent status code (“D” or “X”), where “X” means the Account is both Delinquent and Overlimit.

54.	“Dispute” has the meaning specified in Section 11.1.

55.	“Effective Date” has the meaning specified in the introductory paragraph of this Agreement.

56.	“Expiration Date” has the meaning specified in Section 10.1(a).

57.

“Failed Month” means (a) a Non-Performance Event has occurred during any calendar month under three (3) different Performance Guidelines in Exhibit C-1 and Exhibit C-2 and (b) Client has notified CMC in writing of such failure within thirty (30) days after the end of such calendar month, which notice must document the Non-Performance Event with respect to each pertinent Performance Guideline.

58.	“Failure of Performance Guidelines” means the occurrence of three (3) or more consecutive or non-consecutive Failed Months during a rolling nine (9)-month period.

59.	“FDR” means First Data Resources, Inc., a Delaware corporation, and/or any of its Affiliates, including First Data Corporation, any of its other subsidiaries, and First Data Merchant Services, Inc.

60.

“FDR System” means one or more of the data processing systems of FDR (including those subcontracted by FDR or used by FDR under licensing agreements with other vendors), including all related masterfiles, transaction records, history records, archived data, and similar data and information. It is acknowledged and agreed that the masterfiles, transaction records, history records, archived data, and similar data and information relative to Client’s Card program are the property of Client.

61.	“FDCPA” has the meaning specified in Section 2.2.

62.	“FICO” has the meaning specified in Exhibit E-3.

63.	“Force Majeure Event” has the meaning specified in Section 13.6.

64.	“Freezing” has the meaning specified in Exhibit E-1.

65.	“Hourly Rates” has the meaning specified in Exhibit B.

66.	“Inbound Calls” means those collection calls received from a Cardholder.

67.	“Indemnification Claim” has the meaning specified in Section 6.3.

68.	“Indemnified Party” has the meaning specified in Section 6.3.

69.	“Indemnifying Party” has the meaning specified in Section 6.3.

70.	“Insurance Policies” has the meaning specified in Section 6.8.

70.	“Initial Term” has the meaning specified in Article 9.

71.

“Interchange” means the contracts, agreements, rules, regulations and procedures governing the relationships between, or the actions in accordance with the contracts, agreements, rules, regulations and procedures by, any two or more Persons in connection with the Interchange Settlement.

72.

“Interchange Settlement” means the process by which FDR, on behalf of Client, (a) initiates payment for MasterCard and Visa Transaction Card Tickets presented by Acquirers to Client; (b) receives payment for MasterCard and Visa Transactions Card Tickets presented by Client to Card Issuers; and (c) remits and receives payments for chargebacks and other Interchange fees and expenses of or payable by Client.

73.	“Issuer” means a person that issues Cards, including clients

74.	“Lock-Box Bank” means Client or, if Client contracts directly with a financial institution for lock box services, means such other financial institution.

75.	“Losses” has the meaning specified in Section 6.1.

76.	“MasterCard” means MasterCard International Incorporated or its successors or assigns.

77.

“Merchant” means a Person that has the right to acquire (or who has applied to Client to acquire) or otherwise acquires a Transaction Card Ticket as payment for goods, services, or otherwise, whereby Client is the Acquirer, and which was or is or is to be serviced in some manner by CMC pursuant to this Agreement.

78.	“Model” has the meaning specified in Exhibit E-3.

79.

“MR” means any Person who calls CMC and states that he or she is: (i) a representative of a Merchant, by naming that Merchant or providing a name essentially the same as that Merchant, if such information is available on the FDR System’s on-line screens; (ii) an Authorized Representative of Client; or (iii) an Agent Bank Employee. The term “MR” shall also include any Person who communicates with CMC by a signed writing and writes that he or she is: (i) a representative of a Merchant, by naming that Merchant or providing a name essentially the same as that Merchant, if such information is available on the FDR System’s on-line screens; (ii) an Authorized Representative of Client; or (iii) an Agent Bank Employee.

80.	“Non-Collection Services” means all Services other than Collection Services.

81.

“Non-Performance Event” means the failure of CMC to meet any Performance Guideline in Exhibit C-1 or C-2. A failure to meet a Performance Guideline shall not constitute a Non-Performance Event if the same is caused by: (i) a program change for which Client has not provided advance written notification to CMC in accordance with paragraph 10 of Exhibit F; or (ii) monthly volumes of Accounts or Client Services inquiries and requests exceeding either Client’s written notification provided to CMC under paragraph 10 of Exhibit F or the average of the prior six (6) months by more than ten percent (10%); or (iii) Client’s breach of this Agreement; or (iv) submission of a request, an inquiry, data or other documentation by either Client, a Customer or FDR that is either incomplete or improperly completed or on forms not previously approved by CMC and/or FDR, if such omission was material and the non-performance was a direct result.

82.	“Non-Performance Termination” has the meaning specified in Section 10.1(d).

83.	“NSF Check” has the meaning specified in Exhibit E-1.

84.

“Other Cards” means a credit card account, charge card account, debit card account or similar instrument (whether or not a physical card is provided to a Person) that is issued to a Person under an agreement with any Person, debit card network or any other Card Associations (or licensee thereof) that is not a Bank Card Association; examples include American Express, Carte Blanche, Diners Club, Discover, Honor, JCB, MAC, Star, and Private Label Card companies.

85.

“Other System” means one or more of the data processing systems of Third-Party Service Providers other than FDR (including those subcontracted by such Third-Party Service Provider or used by such Third-Party Service Provider under licensing agreements with other vendors), including all related masterfiles, transaction records, history records, archived data, and similar data and information. It is acknowledged and agreed that the masterfiles, transaction records, history records, archived data, and similar data and information relative to Client’s Card program are the property of Client.

86.

“Overlimit” or “$ Overlimit” or “% Overlimit” means an Account with a balance in excess of its established credit limit and the dollar amount or percentage by which a Cardholder’s Account balance exceeds its established credit limit. An Overlimit Account has a status code of “O” or “X.” “X” means the Account is both Delinquent and Overlimit.

87.	“PCF” means the Client-controllable parameters established in the FDR System that as of the Effective Date FDR refers to as the Product Control File.

88.	“Participation Agreement” has the meaning specified in Exhibit A.

89.	“Pass Through Fees” has the meaning specified in Exhibit B.

90.	“Payment Arrangement” has the meaning specified in Exhibit E-l.

91.	“Performance Guidelines” means the standards, levels and procedures set forth in Exhibits C-1 and C-2.

92.	“Permitted Parties” has the meaning specified in Section 5.2(a).

93.

“Person” means any joint venture, trust, business trust, governmental agency, cooperative association, individual, corporation or other legal entity, and the heirs, executors, administrators, legal representatives, successors and assigns of the same, as the context requires.

94.

“Private Label Card” means Cards that operate similar to Visa or MasterCard, except that Accounts are valid only in conjunction with a specific Merchant or group of Merchants usually under a brand name or proprietary name associated only with such Merchant(s). Examples are Card Accounts issued on behalf of a department store or oil company, and generally valid for use only at that department store or oil company, such as a Neiman Marcus card or a Shell Oil card.

95.	“Processing Services” has the meaning specified in Exhibit A.

96.

“Proprietary Information” means any materials or information regarding the nature and the conduct of a party’s business and includes, without limitation: any of “FDR’s Proprietary Information” (as that term is defined in the Services Agreement between CMC and FDR); the terms of this Agreement; reasons for termination of this Agreement; information learned or obtained from on-site visits or in meetings which is indicated by Client or CMC as Proprietary Information; names and addresses of Client’s Customers, CMC’s other clients, or Customers of CMC’s other clients; any documents, data or information that is a trade secret or competitively sensitive material; user manuals; screen displays and formats; computer software and documentation; software performance results; flow charts; marketing strategies; financial plans, information or statements; business or operational plans; sales estimates; data; and data formats, whether or not any of the foregoing is electronically stored.

97.	“Purchased Portfolio” means accounts that become Accounts of Client as a result of purchasing such accounts from an Acquirer or Card Issuer.

98.

“Re-age” or “Account Re-aging” means the removal of the Delinquent status of an Account so that no part of the outstanding balance is currently Delinquent, and the Account is then considered current by the System.

99.

“Recommendation For Charge Off” means the communication to Client from CSR or collection manager stating that in their opinion further Collection Services work on a particular Account would not be worth the continued effort or cannot be done under Requirements of Law and therefore suggests that Client consider charging off the remaining balance.

100.	“Refer” has the meaning specified in Exhibit E-2.

101.	“Reject” and “Reject Letter” have the meanings specified in Exhibit E-3.

102.	“Renewal Term” has the meaning specified in Article 9.

103.	“Request” has the meaning specified in Exhibit E-2.

104.	“Requirements of Law” means any foreign, federal, state and local statutes, regulations, codes or ordinances, as amended or supplemented as of the time of determination.

105.	“Review Process” has the meaning specified in Exhibit E-2.

106.	“RMS” means the Client-controllable parameters established in the FDR System that as of the Effective Date FDR refers to as the Reports Management System.

107.

“Rules” means the applicable bylaws, rules, regulations, documentation and manuals promulgated or adopted by MasterCard, Visa or other Card Associations, as such rules, manuals and other items may be amended or supplemented from time to time.

108.

“Secured Card” or “Secured Accounts” means credit card Accounts for which Client has established some form of reserve dollars directly allocated to each such Account which dollars are intended to be used by Client to offset losses incurred by Client on each such Account and which Accounts are grouped into a specified agent number or principal number (as “agent” and “principal” are defined by FDR) on the System, which group is of sufficient size to warrant special identification for processing, servicing, and/or pricing. Such reserve dollars include but are not limited to security deposits and/or special fees paid by Cardholder.

109.

“Security Check Fields” means the fields in an Account’s FDR System masterfile record containing an Account’s address, social security number or federal tax identification number, home phone number, work phone number, mother’s maiden name, birth date, last payment amount, checking account number, or a security memo created by Client. A field shall be considered a Security Check Field only if the field is available on-line at the time of a call and is not blank at the time the call begins.

110.	“Service Fees” has the meaning specified in Exhibit B.

111.	“Services” has the meaning specified in Section 2.1.

112.	“Special Fees” has the meaning specified in Exhibit B.

113.	“Special Requests” has the meaning specified in Exhibit B.

114.	“System” means all or any one of the CMC System, FDR System and/or Other System.

115.	“Termination Date” means the effective date of termination stated in Section 10.1 of this Agreement which is applicable to the ground under which this Agreement is terminated.

116.	“Termination Fee” has the meaning specified in Section 10.2.

117.	“Third-Party Claim” has the meaning specified in Section 6.3.

118.	“Third-Party Service Provider” means a third-party with whom CMC has a written contract to perform any of the Services hereunder, including FDR.

119.	“TR” has the meaning specified in Exhibit B.

120.

“Transaction Card” means a Card issued or Account opened (with or without a physical card being provided) pursuant to a license or contract from MasterCard, Visa or any Other Card entity, or a Private Label Card entity.

121.

“Transaction Card Ticket” means a record (whether paper, magnetic, electronic or otherwise) which is created to evidence the use of a Transaction Card as payment for goods, services, cash advances or otherwise, or for a credit or refund or otherwise.

122.	“UCC” means the Uniform Commercial Code, as enacted in the State of Indiana, as the same may be amended from time to time.

123.	“Visa” means individually or collectively, as appropriate, Visa, U.S.A. Inc. or Visa International or either of their successors or assigns.

FIRST AMENDMENT TO SERVICES AGREEMENT
(CMCLYNX SERVICES)

          THIS FIRST AMENDMENT TO SERVICES AGREEMENT (“Amendment”) is made and entered into this 19th day of September, 2001 (“Amendment Effective Date”) by and between IndyMac Bank F.S.B., a(n) of 155 N. Lake Avenue, Pasadena, California 91101 (“Client”) and Card Management Corporation, an Indiana corporation (“CMC”).

          WHEREAS, Client and CMC heretofore entered into that certain Services Agreement with an effective date of September 18, 2001 (collectively, with any prior addenda or amendments thereto, the “Agreement”); and

          WHEREAS, Client and CMC now desire to amend the Agreement as more particularly set forth herein;

          NOW THEREFORE, in consideration of the mutual promises contained herein and in the Agreement, Client and CMC hereby agree as follows:

1.	The following terms shall have the meanings set forth below, in this Amendment and in the Agreement:

	a.	“CMCLynx System” means CMC’s hardware, software, and applications used to deliver the CMCLynx Services to Client’s Customers.

b.

“CMCLynx Services” means the services provided by CMC to Client’s Customers through the availability of access to and activity generated in the CMCLynx System by Client’s Customers. Such services include, but are not limited to, delivery of Customer statement information to CMC’s website, acceptance and processing of payment requests, and receipt and processing of Customer’s file maintenance and other requests.

c.

“Inquiry” means a service request submitted by a Customer in the Customer Service section of the CMCLynx System and received by CMC. Inquiries not currently listed as Automated Inquires in this amendment will be reclassified to Automated Inquiries only if: (i) Client submits a Change Control Process (“CCP”) to implement the requested change in CMC’s procedure relative to processing such Inquiry; (ii) the CCP is mutually acceptable to Client and CMC; (iii) the change in CMC’s procedure relative to processing such Inquiry has been successfully implemented.

	d.	“ACH” means the Automated Clearing House system through which payments may be initiated.

	e.	“Total Cardholder Accounts” means the number of Cardholder Accounts in the CMCLynx System on the last day of the calendar month for which services are being billed.

	f.	“User Identification” means an identifier used to access a Customer’s Account information and services within the CMCLynx System.

g.

“Automated Inquiry” means those Inquiries which CMC will be empowered under Exhibit E-1 to the Agreement to automatically process and transmit to FDR with no manual review by CMC of the request, including but not limited to, address changes.

2.	CMC shall provide to Client, and Client shall purchase from CMC, CMCLynx Services which include Client’s Customers’ access to the CMCLynx System.

3.

Notwithstanding anything to the contrary herein, CMC shall have no liability to Client hereunder or under the Agreement due to inaccessibility of the CMCLynx System caused by circumstances beyond CMC’s control, including but not limited to data processing system downtime, communication device failures, production delays or backlogs, acts of God and other similar events, and any such events affecting the FDR System, nor shall any of the foregoing events be considered a breach hereunder or under the Agreement. Only in the event of inaccessibility which continues for more than five (5) consecutive Business Days shall the fees due for CMCLynx Services be discounted, in which case such fees shall be reduced by an amount equal to the average daily fee for CMCLynx Services incurred during the calendar month prior to the inaccessibility times the number of days of inaccessibility.

4.	In the event CMC should cease providing CMCLynx Services, the Client will be notified in writing no less than one hundred eighty (180) days prior to the cessation date.

5.	Exhibit B to the Agreement, titled Payment / Service Fees, shall be amended by adding the following:

	a.	Setup fees:

$20,000 startup fee, plus basic site customization fees (typically about $5,000 for existing functionality), an estimate thereof provided by request. Such set-up fees are payable upon the execution of this Addendum.

	b.	Service Fees:
Per Inquiry - $1.62 (service request submitted by cardholder through the customer service section of the system) Per returned ACH item - $2.00 Per payment processed - $.05

	c.	Monthly Access Fees:
Minimum - $750 Per total cardholder account on file - $. 15 Per user identification - $. 10

          If product specification or functionality modifications requested by Client result in increased processing costs to CMC, the above fees may be increased as deemed necessary by CMC, in it sole discretion, to compensate CMC for such increased cost. Client agrees to

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compensate CMC for any data access fees, programming fees or other fees charged by third parties in connection with the CMCLynx Services charges incurred, in accordance with Section 3. of Exhibit B to the Agreement, and to contract directly with third parties referred by CMC that may be required for product functionality. All fees charged to CMC by FDR in connection with CMCLynx Services are pass-through fees as described in Section 1.l.c. of Exhibit B to the Agreement, and are subject to the terms thereof.

          The foregoing fees shall be charged to Client effective as of the earliest of: (i) the date that CMC notifies Client that the CMCLynx System is ready for Client to access; (ii) the date that Client or a Customer of Client accesses the CMCLynx System; or (iii) the date FDR begins charging CMC for services provided by FDR related to the CMCLynx Services.

6.

The standard CMCLynx Service utilizes data available from the FDR System based on the previous night’s cycle. CMC will make this refreshed data available within four (4) hours of its availability to CMC and CMC’s completion of verification of such data. The System will retain Customer transaction data for a period of at least thirteen (13) months commencing thirteen (13) months from the first full month of data transmissions. There are no additional or pass-through fees associated with the basic data; however, should CMC make available and Client choose to offer real-time data, additional fees and/or pass through fees may be assessed to Client.

7.	Client shall be responsible for compliance of all data and disclosures required of and available on the CMCLynx System with all Rules and Requirements of Law.

8.	Exhibit C-l to the Agreement, titled Performance Guidelines for Non-Collection Services, shall be supplemented by adding the following Performance Guideline:

Inquiry response: CMC will respond to 95% of all Customer Inquiries received through the CMCLynx System that require a response within one (1) Business Day after the date of receipt and 99% within two (2) Business Days after the date of receipt.

The provisions of Section 2.B. of Exhibit C-l to the Agreement shall apply to the above Performance Guideline.

9.

Either party’s liability to the other from any cause whatsoever arising out of this Amendment, under any theory of recovery, will not, in any event, exceed the aggregate of the CMCLynx Services Fees set forth in paragraph 5.B. and 5.C. above paid by Client, solely for that portion of the CMCLynx Services giving rise to the claim, during the three (3) calendar months immediately prior to the month in which the event giving rise to the claim occurs. Each party’s liability to the other under this paragraph shall be included in, and shall not be in addition to, each party’s limit of aggregate liability during each Annual Period, as set forth in Section 8.1(a) of the Agreement.

10.

The term of this Amendment will commence as of the above Amendment Effective Date and will be concurrent with the Initial Term and any Renewal Terms of the Agreement. All of the terms and conditions of the Agreement shall apply to the provisions hereof, and

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capitalized terms not defined herein shall have the meanings given them in the Agreement.

11.

Except as expressly set forth herein, all other terms and conditions of the Agreement shall remain in full force and effect. This Amendment is to be construed as an amendment to the Agreement and not as an agreement independent of the Agreement.

12.	The undersigned persons executing and delivering this Agreement have been fully empowered by proper resolution to execute and deliver this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement by their duly authorized representatives as of the Amendment Effective Date.

CLIENT:		CMC:

INDYMAC BANK, F.S.B.		CARD MANAGEMENT CORPORATION

By: /s/	Richard Wohl	By: /s/	James C. Bailey Jr.

Name: Richard Wohl		Name: James C. Bailey Jr.

(Please Print Name)		(Please Print Name)

Title: President and COO		Title: C.O.O.

(Please Print Title)		(Please Print Title)

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SECOND AMENDMENT TO SERVICES AGREEMENT

THIS SECOND AMENDMENT TO SERVICES AGREEMENT (“Amendment”) is made and entered on October 9, 2003, by and between IndyMac Bank F.S.B. (“Client”) and Card Management Corporation, an Indiana corporation (“CMC”).

          WHEREAS, Client and CMC heretofore entered into a Services Agreement dated September 18, 2001 (collectively, with any prior addenda or amendments thereto, the “Agreement”) pursuant to which CMC provides card-related services to Client; and

          WHEREAS, Client and CMC now desire to amend the Agreement as more particularly set forth herein;

          NOW THEREFORE, in consideration of the mutual promises contained herein and in the Agreement, Client and CMC hereby agree as follows:

1. Exhibit E-1 to the Agreement, titled Empowerment Policy (Customer Services), shall be deleted in its entirety and restated in Attachment 1 to the Second Amendment to Services Agreement, which is incorporated herein by reference.

2. Any capitalized terms not defined herein shall have the meanings given them in the Agreement.

3. Except as expressly amended herein, the parties hereby ratify and confirm all terms and conditions of the Agreement, which shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement by their duly Authorized Representatives as of the day and year first written above.

CLIENT:		CMC:

IndyMac Bank, F.S.B.		Card Management Corporation

By:	/s/ James R. Jerwers	By:	/s/ James C. Bailey Jr.
	(Signature of Authorized Representative)		(Signature of Authorized Representative)

	James R. Jerwers EVP HELOC		James C. Bailey Jr. EVP & CEO
	(Please Print Name and Title)		(Please Print Name and Title)

THIRD AMENDMENT TO SERVICES AGREEMENT

This Third Amendment To Services Agreement (“Amendment”), effective May 1, 2005, is made a part of Services Agreement with an effective date of December 1, 2000 (the “Agreement”) between Card Management Corporation (“CMC”), and IndyMac Bank, F.S.B. (“Client”).

          WHEREAS, the parties desire to amend the Agreement to add and modify various terms of the Agreement,

          NOW THEREFORE, the parties agree as follows:

          1. Section 4.1 of the Agreement is hereby modified to add the following:

“The provisions of this Section 4.1 shall not apply to Collections Services; provided, however, that Client will notify CMC at least ninety (90) days prior to moving all or any of the Collections Services to itself or any other provider.”

          2. Article Section 4.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“4.2 Option To Transfer Accounts. Client agrees that it shall notify CMC in writing of the terms under which it decides to transfer any portion of its Accounts processed under this Agreement, as soon as such terms are established. No termination fee shall apply in connection with such a transfer. Client may transfer any portion of the Accounts to its Affiliate and continue to have CMC perform the Services for such portion, provided that such Affiliate agrees to enter a written joinder agreement with CMC, agreeing to all terms of this Agreement; however Client shall not be released from its obligations hereunder by virtue of such transfer.”

          3. Article 9 of the Agreement is hereby modified to replace “... and shall automatically renew for successive renewal terms of thirty (30) months each (Renewal Term)” with “... and shall automatically renew for successive renewal terms of twelve (12) months each (Renewal Term)”

          4. Section 10.2 of the Agreement is hereby modified to delete the first sentence of the last paragraph in its entirety.

          5. Section 10.3 of the Agreement is hereby modified to replace “...performed after the Expiration Date” with “performed after ninety (90) days after the Expiration Date”

          6. Section 1.1 a. of Exhibit B is hereby deleted in its entirety and replaced with the following:

a. Customer Services, Collection Services and Client Services. Customer Services, Collection Services and Client Services means those services so defined in Exhibit A. Fees for those Services are itemized in the following table. As further described in Exhibit A, fees for Client Services may, in CMC’s sole discretion, be included in the prices below or may be priced

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separately as described in the Special Requests section below, depending upon the size and scope and quantity of Client’s requests for such services. Fees for Services other than these listed on the table below will be quoted on request from Client.

Service Category		Credit Card Cardholders	Unit of Measure

1.	Primary and Operational Services[1]:		(see each category )

Single Product Pricing <.40 Minutes/stmt[10]
Up to 10,000 units/mo.
10,001 - 25,000 units/mo.
25,001 - 50,000 units/mo.
50,001 - 100,000 units/mo.
100,001 - 200,000 units/mo.
200,001 - 350,000 units/mo.
>350,001 units/mo.

$2.00/statement $1.74/statement $1.36/statement $1.30/statement $1.25/statement $1.19/statement $1.13/statement

Daily and month-to-date Cardholder statements and other Cardholder quantities are reported daily on the System’s CD-121 reports[2]
Monthly Cardholder quantities are reported on the System’s CM-051 reports

Single Product Pricing .41-.60 Minutes/stmt[10]
Up to 10,000 units/mo.
10,001 - 25,000 units/mo.
25,001 - 50,000 units/mo.
50,001 - 100,000 units/mo.
100,001 - 200,000 units/mo.
200,001 - 350,000 units/mo.
>350,001 units/mo.

$2.36/statement $2.10/statement $1.46/statement $1.40/statement $1.35/statement $1.29/statement $1.23/statement

Single Product Pricing .61-.80 Minutes/stmt[10]
Up to 10,000 units/mo.
10,001 - 25,000 units/mo.
25,001 - 50,000 units/mo.
50,001 - 100,000 units/mo.
100,001 - 200,000 units/mo.
200,001 - 350,000 units/mo.
>350,001 units/mo.

$2.66/statement $2.40/statement $1.68/statement $1.62/statement $1.57/statement $1.51/statement $1.45/statement

Single Product Pricing .81-1.00 Minutes/stmt[10]
Up to 10,000 units/mo.
10,001 - 25,000 units/mo.
25,001 - 50,000 units/mo.
50,001 - 100,000 units/mo.
100,001 - 200,000 units/mo.
200,001 - 350,000 units/mo.
>350,001 units/mo.

$2.86/statement $2.60/statement $1.90/statement $1.84/statement $1.79/statement $1.73/statement $1.67/statement

Single Product Pricing 1.01-1.20 Minutes/stmt[10]
Up to 10,000 units/mo.
10,001 - 25,000 units/mo.
25,001 - 50,000 units/mo.
50,001 - 100,000 units/mo.
100,001 - 200,000 units/mo.
200,001 - 350,000 units/mo.
>350,001 units/mo.

$3.06/statement $2.80/statement $2.12/statement $2.06/statement $2.01/statement $1.95/statement $1.89/statement

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Service Category		Credit Card Cardholders	Unit of Measure

Single Product Pricing 1.21-1.40 Minutes/stmt[10]
Up to 10,000 units/mo.
10,001 - 25,000 units/mo.
25,001 - 50,000 units/mo.
50,001 - 100,000 units/mo.
100,001 - 200,000 units/mo.
200,001 - 350,000 units/mo.
>350,001 units/mo.

$3.27/statement $3.01/statement $2.32/statement $2.26/statement $2.21/statement $2.15/statement $2.09/statement

Single Product Pricing >1.40 Minutes/stmt[10]
Up to 10,000 units/mo.
10,001 - 25,000 units/mo.
25,001 - 50,000 units/mo.
50,001 - 100,000 units/mo.
100,001 - 200,000 units/mo.
200,001 - 350,000 units/mo.
>350,001 units/mo.

$3.44/statement $3.18/statement $2.52/statement $2.46/statement $2.41/statement $2.35/statement $2.29/statement

Total Accounts on file/month		N/A

Inactive Accounts on file/mo		$0.07/Account	N/A

Minimum monthly volume[4]		30,000 statements

2.	If Operational Services are only Customer Service provided	N/A	N/A

3.	After Hours Services Hours: Monday – Friday: 8:00 p.m. – 7:00 a.m. Saturday 7:00 a.m. – 8:00 a.m. Saturday 12:00 p.m. – 7:00 a.m. Sunday 7:00 a.m. – 7:00 a.m.	$ 1.21 /Minute	Per Minute Minutes are reported daily on the CMC phone system reports
Minimum Monthly Fee[4]		$1,500

4.	New Account/Application Data Entry[1]		Per new Account or per Application

Personal Accounts Manual (by CMC) Manual (by Client) Data Transmission		$1.13/Account $0.15/Account $0.35/Account

Business Accounts Manual (by CMC) Manual (by Client) Data Transmission		$2.97/Account $0.15/Account $0.35/Account

Mail Applications Up to 5,000 apps/month 5,001 - 10,000 apps/month 10,001 - 15,000 apps/month 15,001 - 20,000 apps/month over 20,001 apps/month		$4.34 / Application $3.10 / Application $2.66 / Application $2.56 / Application $2.50 / Application

5.	Data Transmission	$0.05/item	Per monetary and non-monetary item

6.	Accounting/Settlement[1]	Included	N/A

7.	Processing of transaction photocopy requests from Cardholder transaction item	$3.00	Per Cardholder transaction item if item was actually transacted by Cardholder (no charge if item was not transacted by Cardholder.)

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Service Category		Credit Card Cardholders	Unit of Measure

8.	Plastic rushed through special handling	$15.00/plastic

9.	Cardholder Chargebacks[1]	At No Additional Cost	At No Additional Cost

10.	Cardholder Security / Fraud[1]	At No Additional Cost	At No Additional Cost

11.	Collection Services[1] All Delinquent Accounts
• Outbound Support		$8.00 / delinquent Account	• Per Account residing in FDR’s collection system that are Delinquent as reported on the System’s CD-121 reports.

• Inbound Calls		$4.25/ per inbound call	• Per Inbound call answered as reported on Harris Phone System.
Minimum Monthly Fee[4] for Outbound Support and Inbound Calls, collectively		$11,250
• Welcome Calls[7]		$0.87 / per call $1.26 / per letter	• Per Call • Per Letter
• Notice of Intent Letter[8]

12.	Client Services[1]	At no additional cost, except as stated in Exhibit A.	Hours; applies to exceptions as described in Exhibit A. Hourly Rates described in the Special Requests section below.

13.	Infocas[1]	Greater of $250/month or as calculated below:	Cardholder Accounts on file during the month

	1 - 50,000 50,001 - 100,000 over 100,000	$0.0200/month $0.0150/month $0.0100/month

14.	WebCARD System[1,6]	Minimum fee is $125.00 per month.

	1 - 49,999 pages 50,000 - 99,999 pages over 100,000 pages	$0.0125 per page $0.010 per page $0.008 per page	Number of pages received from FDR and stored for Client in each month

15.	Frame Relay	$750 installation $1,750 per month

16.	Stop Suspect Exception Item Review	$0.67 per item

Notes:

[1]-	Means those services so defined in Exhibit A.

[2]-

The System’s CD-121 reports can be used to determine the number of statements that will be billed daily or monthly. The System’s CM-051 reports can be used to determine the number of statements that will be billed monthly. From the CD-121, the number of statements billed are calculated by adding the total number of statements, subtracting the corresponding number of statements with a charged-off status (“Z” statements), and adding back the corresponding number of current month’s charged-off Accounts.

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[4]-

Low-volume Fees will be charged for the Primary and Operational Services in Service Category 1, in the above table, in addition to the fees incurred under other Service Categories in the above table. Low-volume fees are as follows: $1.72/month for each credit Card statement short of thirty thousand (30,000) credit Card statements per month. Minimum Monthly Fees for After Hours Services in Service Category 3 and for Outbound Support and Inbound Calls in Service Category 11 will be charged in the amounts set forth in such Services Categories. Any other Service Fees incurred in a month shall not apply in reduction of the Low-volume Fees or the Minimum Monthly Fees, which shall be due for each month through the end of any Renewal Term exercised by Client, regardless of earlier termination of this Agreement.

[6]-

In addition to the monthly charges indicated in the table, Client will be charged: (i) $750 for initial security access code set-up (for one user), if Client will access the CARD system via the internet, or $2,000 for such work if Client will access the CARD system via a dedicated data line; and (ii) $750.00 per each additional security access code assigned after the first, which fee covers third-party software licensing costs. Fees for the CARD System shall commence as of the earliest of: (i) the date that CMC notifies Client that the CARD system is ready for Client to access; (ii) the date that Client accesses the CARD system; or (iii) the date FDR begins charging CMC for related report transmissions. Only in the event of CARD System inaccessibility which continues for more than five (5) consecutive Business Days shall the fees due for CARD services be discounted, in which case such fees shall be reduced by an amount equal to the average daily fee for CARD services incurred during the calendar month prior to the inaccessibility times the number of days of inaccessibility.

[7]-	In addition to the monthly charges indicated in the table, Client will be charged a start-up fee of $3,000.00.

[8]-	In addition to the monthly charges indicated in the table, Client will be charged a start-up fee of $4,500.00.

[9]-

The frame relay system is provided by AT&T pursuant to a contract between CMC and AT&T. Notwithstanding anything to the contrary in this Agreement, CMC shall have no liability to client under any theory due to inaccessibility or unavailability of the frame relay system caused by circumstances other than CMC’s default under its contract with AT&T, nor shall any such inaccessibility or unavailability of the frame relay system caused by circumstances other than CMC’s default under its contract with AT&T, nor shall any such inaccessibility or unavailability be considered the negligence of CMC or a breach of this Agreement.

[10]-	Primary Services monthly call minutes, excluding After Hours Servicing and IVR minutes.

          7. Section 1.4 of Exhibit A is hereby deleted in its entirety.

          8. This Amendment shall become effective as of the date first set forth above.

          9. Unless otherwise expressly set forth herein, all other terms and conditions set forth in the Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the last date signed below.

Card Management Corporation	INDYMAC BANK, E.S.B.

By: /s/	By: /s/

Title: CFO	Title: Executive Vice President

Date: 5-27-05	Date: 5-27-05

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